Exhibit 99.5
INDEX TO FINANCIAL STATEMENTS
OF
TONE RESOURCES LIMITED

Audited Consolidated Financial Statements and Related MD&A
Consolidated Balance Sheets as at August 31, 2005 and 2004	1
Consolidated Statements of Loss and Deficit for each of the two years ended August 31, 2005	2
Consolidated Statements of Cash Flows for each of the two years ended August 31, 2005	3
Notes to the Consolidated Financial Statements for each of the two years ended August 31, 2005	5
Management Discussion and Analysis for the year ended August 31, 2005	14
Consolidated Balance Sheets as at August 31, 2004 and 2003	23
Consolidated Statements of Loss for each of the three years ended August 31, 2004	24
Consolidated Statements of Cash Flows for each of the three years ended August 31, 2004	25
Consolidated Statement of Stockholders’ Equity for the period from October 31, 2001 to August 31, 2004	26
Schedule of Mineral Property Costs for each of the two years ended August 31, 2004	27
Notes to the Consolidated Financial Statements for each of the two years ended August 31, 2004	28
Management Discussion and Analysis for the year ended August 31, 2004	37
Interim Consolidated Financial Statements (unaudited) and Related MD&A
Consolidated Balance Sheets as at February 28, 2006 and August 31, 2005	46
Consolidated Statements of Operations and Deficit for the period ended February 28, 2006 and February 28, 2005	47
Consolidated Statements of Cash Flows for the period ended February 28, 2006 and February 28, 2005	48
Schedule of Mineral Property Cost for the six months ended February 28, 2006	49
Notes to Interim Financial Statements for the period ended November 30, 2005	50
Management Discussion and Analysis for the six months ended February 28, 2006	54
NOTICE TO RESIDENTS OF THE UNITED STATES
Readers are cautioned that, although National Instrument 43-101 requires disclosure in Canada of measured, indicated and inferred mineral resources, the Securities and Exchange Commission does not recognize these classification categories for U.S. reporting purposes.

TONE RESOURCES LIMITED
CONSOLIDATED BALANCE SHEETS
(Stated in Canadian Dollars)

	August 31,

	2005	2004

Assets
Current
Cash	$5,069	$372,760
GST recoverable	6,508	2,711
Prepaid expenses and advances — Note 6	2,558	16,720

	14,135	392,191
Reclamation bonds — Note 3	34,584	37,865
Mineral property costs — Notes 4 and 6 and Schedule 1	1,124,298	905,596

	$1,173,017	$1,335,652

Liabilities
Current
Accounts payable	$51,861	$29,884
Due to related parties — Note 6	77,204	12,385

	129,065	42,269

Shareholders’ Equity
Share capital — Notes 5, 6, 7 and 9	2,927,262	2,566,492
Contributed surplus — Note 5	621,849	376,251
Deficit	(2,505,159)	(1,649,360)

	1,043,952	1,293,383

	$1,173,017	$1,335,652

Nature and Continuance of Operations — Note 1
Commitments — Notes 4, 5 and 9
Subsequent Events — Note 9
APPROVED BY THE DIRECTORS:

“Scott Baxter”	“Dan Huber”
- Director -------------------------------------------------- Director
SEE ACCOMPANYING NOTES

TONE RESOURCES LIMITED
CONSOLIDATED STATEMENTS OF LOSS AND DEFICIT
(Stated in Canadian Dollars)

	For the years ended
	August 31,

	2005	2004

General and administrative expenses
Accounting and audit fees — Note 6	$35,808	$62,012
Advertising and promotion	32,937	28,174
Filing fees	16,769	29,450
Finance fees	10,000	—
Investor relations	68,000	79,435
Legal fees — Note 6	59,192	179,391
Management fees — Note 6	151,581	181,036
Office and miscellaneous	13,334	14,971
Rent — Note 6	15,000	15,000
Stock-based compensation — Note 6	282,409	368,313
Secretarial — Note 6	11,389	13,462
Telephone	13,679	16,046
Transfer agent fees	8,213	6,912
Travel	37,865	82,241

Loss before other items	(756,176)	(1,076,443)
Other items
Foreign exchange loss	(17,389)	(7,440)
Interest income	535	1,203
Write-off of mineral property costs — Note 4	(82,769)	—

Net loss for the year	(855,799)	(1,082,680)
Deficit, beginning of the year	(1,649,360)	(566,680)

Deficit, end of the year	$(2,505,159)	$(1,649,360)

Basic and diluted loss per share	$(0.06)	$(0.09)

Weighted average number of shares outstanding	13,168,002	11,478,821

SEE ACCOMPANYING NOTES

TONE RESOURCES LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Stated in Canadian Dollars)

	For the years ended
	August 31,

	2005	2004

Operating Activities
Net loss for the year	$(855,799)	$(1,082,680)
Add items not affecting cash:
Stock-based compensation	282,409	368,313
Write-off of mineral property costs	82,769	—

	(490,621)	(714,367)
Changes in non-cash working capital accounts:
GST recoverable	(3,797)	11,305
Prepaid expenses and advances	13,162	2,275
Accounts payable	71,921	(43,132)
Due to related parties	65,819	5,617

	(343,516)	(738,302)

Financing Activity
Common shares issued	220,015	1,280,135

Investing Activities
Reclamation bonds	3,281	(2,900)
Mineral property costs	(247,471)	(455,870)

	(244,190)	(458,770)

Increase (decrease) in cash during the year	(367,691)	83,063
Cash, beginning of the year	372,760	289,697

Cash, end of the year	$5,069	$372,760

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$—	$—

Income taxes	$—	$—

Non-cash Transactions — Note 7
SEE ACCOMPANYING NOTES

Schedule 1
TONE RESOURCES LIMITED.
CONSOLIDATED SCHEDULE OF MINERAL PROPERTY COSTS
(Stated in Canadian Dollars)

	August 31, 2005 and 2004

								Big	Crescent
	South	Roberts		Kent	Red	Battle	Gold Bar	Antelope	Valley	2005	2004
	Keystone	Creek	Kobeh	Springs	Ridge	Mountain	North	Springs	North	Total	Total

	(Eureka)	(Eureka)	(Eureka)	(Pershing)	(Elko)	(Lander)	(Eureka)	(Lander)	(Eureka)
Property acquisition and maintenance costs
Balance, August 31, 2004	$25,522	$53,772	$123,284	$7,440	$54,226	$51,927	$14,583	$6,385	$—	$337,139	$201,505
Cash	—	—	—	—	4,243	—	—	—	—	4,243	27,913
Common shares — Note 6	—	—	—	—	—	—	—	—	54,000	54,000	—
Claims maintenance — Note 6	3,693	7,122	17,540	1,319	35,318	9,891	2,506	6,571	28,769	112,729	96,718
Title opinions	—	—	—	—	—	—	—	—	—	—	11,003

Balance, August 31, 2005	29,215	60,894	140,824	8,759	93,787	61,818	17,089	12,956	82,769	508,111	337,139

Deferred exploration costs
Balance, August 31, 2004	13,766	88,848	191,259	125	143,538	130,286	525	110	—	568,457	248,221
Assaying	—	—	—	—	17,062	—	4,884	—	—	21,946	59,771
Consulting fees	—	—	—	—	—	—	5,754	—	—	5,754	7,507
Drilling	—	—	—	—	87,196	—	—	—	—	87,196	224,653
Field costs	—	—	—	—	4,760	—	2,046	729	—	7,535	18,784
Reclamation	—	—	—	—	8,068	—	—	—	—	8,068	9,521

Balance, August 31, 2005	13,766	88,848	191,259	125	260,624	130,286	13,209	839	—	698,956	568,457

Write-off mineral property — Note 4	—	—	—	—	—	—	—	—	(82,769)	(82,769)	—

Totals	$42,981	$149,742	$332,083	$8,884	$354,411	$192,104	$30,298	$13,795	$—	$1,124,298	$905,596

SEE ACCOMPANYING NOTES

TONE RESOURCES LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2005 and 2004
(Stated in Canadian Dollars)
Note 1    Nature and Continuance of Operations

The Company was incorporated on October 31, 2001 in the Yukon Territory. On March 1, 2005, the Company was continued to British Columbia from the Yukon Territory. The Company’s business is the exploration and development of its mineral properties located in Nevada, USA. The Company’s shares are publicly listed on the TSX Venture Exchange.

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which assume that the Company will realize its assets and discharge its liabilities in the normal course of business. At August 31, 2005, the Company has a working capital deficiency if $114,930, has not yet achieved profitable operations and has accumulated losses of $2,505,159 since incorporation. No assurances can be given that the Company will be able to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that might be necessary should the Company be unable to continue its operations and therefore be required to realize its assets and discharge its liabilities in other than its the normal course of operations and at amounts different from those reflected in the financial statements. The Company has historically satisfied its capital needs primarily by issuing equity securities. Management plans to continue to provide for its capital needs during the year ended August 31, 2006, by the issuance of common stock and through loans.

The recoverability of amounts shown for mineral property costs is dependent upon the discovery of economically recoverable reserves and the ability to obtain the necessary financing to complete their exploration and development.
Note 2    Significant Accounting Policies

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada and are stated in Canadian dollars. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgement. Actual results may differ from these estimates.

The financial statements have, in management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:
            a)  Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly owned United States subsidiary, Tone Resources (US) Inc., which was incorporated on June 27, 2002 in the State of Nevada. All inter-company transactions and balances have been eliminated.
            b)  Mineral Property Costs and Depletion

Property Acquisition Costs

Acquisitions of mineral properties are initially recorded at cost. Producing resource properties are depleted over their estimated useful lives based upon a method relating recoverable resource reserves to production. Non-producing resource properties that the Company abandons interest in are written off in the year of abandonment.

Tone Resources Limited
Notes to the Consolidated Financial Statements
August 31, 2005 and 2004
(Stated in Canadian Dollars) – Page 2
Note 2    Significant Accounting Policies – (cont’d)

b) Mineral Property Costs and Depletion – (cont’d)

Deferred Exploration Costs

The Company capitalizes all exploration expenses that result in the acquisition and retention of mineral properties or an interest therein. The accumulated costs including applicable exploration expenses relative to non-productive resource properties that the Company abandons interest in are written off. Otherwise, the exploration expenses are depleted over the estimated useful lives of the producing resource properties on a method relating recoverable reserves to production.

The Company is in the process of exploring and developing its mineral properties and has not yet determined the amount of reserves available. Management reviews the carrying values of mineral properties on a periodic basis and will recognize impairment in value based upon current exploration results, the prospect of further work being carried out by the Company, the assessment of future probability of profitable revenues from the property or from the sale of the property. Write-downs due to impairment in value are charged to operations. Amounts shown for properties represent costs incurred net of write-downs and recoveries, and are not intended to represent present or future values.
            c)  Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations and which do not contribute to current or future revenue generation are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitment to a plan of action based on the then known facts.
            d)  Financial Instruments

The carrying values of cash, accounts payable and due to related parties approximate fair value because of the short-term maturity of those instruments. It is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

The Company’s mineral exploration activities are located in the United States of America and expenditures are in U.S. dollars. Consequently some assets and liabilities are exposed to foreign currency fluctuations. As at August 31, 2005, cash of $868 (2004: $229,870) and accounts payable of $15,830 (2004: $17,108) denominated in U.S. dollars are included in these financial statements.
            e)  Foreign Currency Translation

Monetary assets and liabilities denominated in a foreign currency are translated into Canadian dollars at exchange rates prevailing at the balance sheet date and nonmonetary assets and liabilities are translated at exchange rates prevailing at the transaction dates. Foreign currency denominated revenues and expenses are translated at exchange rates prevailing at the transaction dates. Gains or losses arising from the translations are recognized in the current year.

Tone Resources Limited
Notes to the Consolidated Financial Statements
August 31, 2005 and 2004
(Stated in Canadian Dollars) – Page 3
Note 2    Significant Accounting Policies – (cont’d)
            f)  Basic and Diluted Loss Per Share

Basic earnings per share are computed by dividing the loss for the year by the weighted average number of common shares outstanding during the year. Diluted earnings per share reflect the dilution that would occur if potentially dilutive securities were exercised or converted to common shares. The dilutive effect of options and warrants and their equivalent is computed by application of the treasury stock method and the effect of convertible securities by the “if converted” method. Fully diluted amounts are not presented when the effect of the computations are anti-dilutive due to the losses incurred. Accordingly, there is no difference in the amounts presented for basic and diluted loss per share.
            g)  Income Taxes

The Company accounts for income taxes by the asset and liability method. Under this method, current income taxes are recognized for the estimated income taxes payable for the current year. Future income tax assets and liabilities are recognized in the current year for temporary differences between the tax and accounting basis of assets and liabilities as well as for the benefit of losses available to be carried forward to future years for tax purposes that are more likely than not to be realized.
            h)  Stock-based Compensation

The Company has a stock-based compensation plan as disclosed in Note 5. During the year ended August 31, 2004, the Company adopted CICA Handbook Section 3870 – “Stock-based Compensation and Other Stock-based Payments”. This change in accounting policy has been applied prospectively with no restatement of prior periods presented for the statements of loss and cash flows.

Under this standard, the Company must account for compensation expense based on the fair value of options granted under its stock-based compensation plan. Costs attributable to stock options granted to directors, employees or consultants are measured at fair value at the grant date, and expensed when vested with a corresponding increase to contributed surplus. Upon exercise of stock options, consideration paid by the option holder, together with the amount previously recognized in contributed surplus, is recorded as an increase to share capital.

Previously, the Company accounted for stock-based compensation using the settlement method. No compensation expense was recorded in the financial statements for stock options granted to directors and employees as the options had no intrinsic value at the date of grant. Consideration paid on the exercise of stock options was credited to share capital.
Note 3    Reclamation Bonds

The Company has certificates of deposit that earn interest at approximately 1% per annum. These deposits represent restricted cash as they are pledged as security to the Bureau of Land Management and are only released to the Company after the Company meets inspection requirements. Reclamation costs are added to mineral property costs as incurred.

Tone Resources Limited
Notes to the Consolidated Financial Statements
August 31, 2005 and 2004
(Stated in Canadian Dollars) – Page 4
Note 4    Mineral Property Costs

The Company holds 410 mining claims in Nevada, USA. The properties are located in Eureka, Pershing, Elko and Lander counties and are subject to royalties of 1% to 4% of net smelter returns. Certain of the royalties are payable to a company with a director in common.

In addition, the Company holds two leased mineral rights located in Elko county, Nevada. Lease payments are due as follows for the years ended:

August 31, 2003	US$	12,000	(paid)
August 31, 2004		12,000	(paid)
August 31, 2005		12,000	(paid)
August 31, 2006		20,000	(paid $10,000)
August 31, 2007		30,000
August 31, 2008		35,000
August 31, 2009		40,000
August 31, 2010		45,000
August 31, 2011		50,000

	US$	256,000

On March 9, 2004, the Company entered into an agreement with Teck Cominco. The agreement grants Teck Cominco the option to earn interests of up to 75% in any two of the Company’s current properties located in north-central Nevada as well as any other properties acquired by the Company until March 9, 2006 in this defined area of interest in Nevada. Teck Cominco has a first right of refusal on the Red Ridge property. Teck Cominco may earn the interests by completing expenditure requirements totalling $3,000,000 and preparing feasibility reports.

By an agreement dated October 19, 2004, the Company entered into a mining lease with a company with a common director to acquire 76 mining claims known as the Crescent Valley North claims located in Nevada in exchange for 120,000 common shares of the Company (issued). The claims were subject to a 4% net smelter return royalty. In addition, the claims required the following lease payments:

US$12,000	Upon execution of the agreement (paid)
US$25,000	Anniversaries 1 through 4
US$50,000	Anniversaries 5 through 9
US$75,000	Thereafter

During the year ended August 31, 2005, the Company abandoned its interest in these claims and wrote-off related mineral property costs in the amount of $82,769.

Tone Resources Limited
Notes to the Consolidated Financial Statements
August 31, 2005 and 2004
(Stated in Canadian Dollars) – Page 5
Note 5    Share Capital – Notes 6 and 9
            a)  Authorized:

An unlimited number of common shares without par value
            b)  Issued:

			Number of
			shares	Amount

Balance, August 31, 2003			10,182,306	$1,286,357
For cash:
Pursuant to private placements	— at $	0.47	1,081,670	508,385
	— at $	0.50	1,543,500	771,750

Balance, August 31, 2004			12,807,476	2,566,492
For cash:
Pursuant to private placements	— at $	0.40	175,412	70,165
	— at $	0.40	250,000	100,000
Pursuant to exercise of options	— at $	0.30	67,500	20,250
	— at $	0.50	59,200	29,600
Shares for debt	— at $	0.45	110,986	49,944
Mineral property costs	— at $	0.45	120,000	54,000
Stock-based compensation charge on stock options exercised			—	36,811

Balance, August 31, 2005			13,590,574	$2,927,262

            c)  Escrow:

At August 31, 2005 there were 1,542,000 common shares held in escrow by the Company’s transfer agent. These shares will be released from escrow as follows:

November 16, 2005 (subsequently released)	771,000
May 16, 2006	771,000

1,542,000

            d)  Commitments:

i) Stock-based Compensation Plan

Stock options are granted with an exercise price equal to the market price of the Company’s stock on the date of the grant. Pursuant to the stock-based compensation plan, options may not be granted at an exercise price of less than $0.10 per share. Stock options have a maximum term of five years. The Company’s options vest 25% on the date of the grant with the remaining 75% vesting over the next 18 months at a rate of 12.5% per quarter based on the original amount granted.

Tone Resources Limited
Notes to the Consolidated Financial Statements
August 31, 2005 and 2004
(Stated in Canadian Dollars) – Page 6
Note 5    Share Capital – Notes 6 and 9 – (cont’d)

d) Commitments: – (cont’d)

i) Stock-based Compensation Plan – (cont’d)

A summary of the status of the Company’s stock option plan as of August 31, 2005 and 2004 and the changes during the years then ended is presented below:

	2005		2004

		Weighted		Weighted
		average		average
	Number	exercise	Number	exercise
	of shares	price	of shares	price

Options outstanding, beginning of year	1,850,000	$0.50	2,000,000	$0.50
Granted	1,099,732	$0.41	550,000	$0.50
Exercised	(126,700)	$0.39	—	—
Cancelled	(150,000)	$0.50	(700,000)	$0.50

Options outstanding, end of year	2,673,032	$0.50	1,850,000	$0.50

Options exercisable, end of year	2,115,291	$0.50	1,459,375	$0.50

The following stock options were outstanding as at August 31, 2005:

	Exercise
Number	price	Expiry date

1,165,800	$0.50	May 16, 2008
50,000	$0.50	June 09, 2008
25,000	$0.50	July 21, 2008
300,000	$0.50	November 14, 2008
100,000	$0.50	December 18, 2008
321,500	$0.30	September 2, 2009
484,732	$0.50	February 1, 2010
226,000	$0.40	July 26, 2010

2,673,032

At August 31, 2005, 557,741 of the above outstanding options were not yet vested with the optionees. These options will vest with the optionees over the period from September 2, 2005 to January 26, 2007.

Non-cash compensation charges totalling $282,409 (2004: $368,313) associated with vested options granted to directors, employees and consultants were recognized in the consolidated financial statements of the Company. These compensation charges have been determined under the fair value method using the Black-Scholes option pricing model with the following assumptions:

	Years ended
	August 31,

	2005	2004

Expected dividend yield	0.0%	0.0%
Expected volatility	99.2%	90.0%
Risk-free interest rate	2.0%	2.0%
Expected term in years	5 years	5 years

Tone Resources Limited
Notes to the Consolidated Financial Statements
August 31, 2005 and 2004
(Stated in Canadian Dollars) – Page 7
Note 5    Share Capital – Notes 6 and 9 – (cont’d)

d) Commitments: – (cont’d)

i) Stock-based Compensation Plan – (cont’d)

The weighted average fair value at the date of grant of the stock options granted was as follows:

	Years ended
	August 31,

	2005	2004

Weighted average fair value	$0.29	$0.32
Total options granted	1,099,732	550,000
Total fair value of options granted	$314,972	$178,500
Total fair value of options vested	$282,409	$368,313

ii) Share Purchase Warrants

At August 31, 2005, there were 2,837,876 share purchase warrants outstanding entitling the holders thereof the right to purchase one common share for each warrant held as follows:

	Exercise
Number	price		Expiry date

1,026,387		$0.50	December 8, 2005
55,283		$0.50	January 15, 2006
1,000,000		$0.75	March 31, 2006
543,500		$0.75	July 5, 2006
87,706		$0.60	May 26, 2006
	or at $	0.80	November 26, 2006
125,000		$0.60	June 14, 2006

	or at $	0.80	December 14, 2006
2,837,876

Note 6    Related Party Transactions – Notes 4, 5, 8 and 9

The Company has incurred the following charges from directors and officers of the Company, a company with a director in common with the Company and the daughter of a director of the Company during the years ended August 31, 2005 and 2004:

	2005	2004

Accounting fees	$13,725	$—
Legal fees	30,209	41,945
Management fees	151,581	181,036
Mineral property acquisition costs — common shares	54,000	—
— claims maintenance	15,717	—
Rent	15,000	15,000
Stock-based compensation	197,763	286,813
Secretarial	11,389	13,462

	$489,384	$538,256

Tone Resources Limited
Notes to the Consolidated Financial Statements
August 31, 2005 and 2004
(Stated in Canadian Dollars) – Page 8
Note 6    Related Party Transactions – Notes 4, 5, 8 and 9 – (cont’d)

These charges were measured by the exchange amount, which is the amount agreed upon by the transacting parties.

Included in prepaid expenses and advances is $Nil (2004: $7,750) representing prepayment of management fees and rent to a director of the Company.

Amounts due to related parties are due to directors and officers of the Company and representing unpaid fees and expenses. These amounts are unsecured, non-interest bearing and have no specific terms of repayment.

During the year ended August 31, 2005, the Company issued 151,700 common shares for cash proceeds of $59,850 and 120,000 common shares for mineral property acquisition costs of $54,000 to directors of the Company and to a company with a director in common with the Company.

During the year ended August 31, 2004, the Company issued 110,000 common shares for cash proceeds of $52,000 to directors of the Company.
Note 7    Non-cash Transactions

Investing and financing activities that do not have a direct impact on current cash flows are excluded from the statements of cash flows. During the year ended August 31, 2005, the Company issued 120,000 common shares at $0.45 totalling $54,000 as a property acquisition cost pursuant to a mining lease. In addition, the Company issued 110,986 common shares at $0.45 to settle a debt of $49,944. These transactions have been excluded from the statement of cash flows.
Note 8    Income Taxes

Significant components of the Company’s future tax assets and liabilities, after applying enacted corporate income tax rates, are as follows:

	2005	2004

Future income tax assets
Tax losses carried forward	$1,022,523	$772,122
Less: valuation allowance	(1,022,523)	(772,122)

	$—	$—

The Company recorded a valuation allowance against its future income tax assets based on the extent to which it is more likely-than-not that sufficient taxable income will not be realized during the carry forward periods to utilize all the future tax assets.

Tone Resources Limited
Notes to the Consolidated Financial Statements
August 31, 2005 and 2004
(Stated in Canadian Dollars) – Page 9
Note 8    Income Taxes – (cont’d)

At August 31, 2005, the Company and its subsidiary have accumulated losses totalling $2,870,643, which may be carried forward to reduce future years income for federal and state income tax purposes. These losses, the potential benefit of which have not been recognized in these financial statements, expire as follows:

		United States
	Canada	of America	Total

2009	$100,542	$—	$100,542
2010	377,116	—	377,116
2011	661,076	—	661,076
2015	432,271	—	432,271
2022	—	96,061	96,061
2023	—	352,776	352,776
2024	—	487,178	487,178
2025	—	363,623	363,623

	$1,571,005	$1,299,638	$2,870,643

Note 9    Subsequent Events — Note 5

a)	On October 7, 2005, the Company issued 88,000 common shares at $0.30 per share to a director of the Company for proceeds of $26,400 pursuant to the exercise of share purchase options outstanding at August 31, 2005.

b)	On November 18, 2005, the Company granted a director of the Company 100,000 share purchase options entitling him to purchase one common share for each option held at $0.20 per share until November 18, 2010.

c)	On December 1, 2005, the Company granted a director of the Company 50,000 share purchase options entitling him to purchase one common share for each option held at $0.35 per share until December 1, 2010.

d)	On December 8, 2005, the Company issued 103,058 common shares (80,000 to a director of the Company) at $0.50 per share for proceeds of $51,529 pursuant to the exercise of share purchase warrants outstanding at August 31, 2005. The remaining 923,329 warrants expired.

e)	On December 19, 2005, the Company issued 2,570,000 units (1,840,000 to directors of the Company) at $0.20 per unit pursuant to private placement agreements for total proceeds of $514,000. Each unit consists of one common share and one share purchase warrant entitling the holder thereof the right to purchase an additional common share at $0.25 per share until December 19, 2007. The Company received regulatory approval for the issuance of a total 3,300,000 units at $0.20 per unit. The remaining 730,000 units are subject to disinterested shareholder approval at the Company’s next annual general meeting.

f)	On December 20, 2005, the Company issued 25,000 common shares at $0.40 per share for proceeds of $10,000 pursuant to the exercise of share purchase options outstanding at August 31, 2005.
Note 10   Comparative Figures

Certain comparative figures as at August 31, 2004 and for the year then ended have been reclassified in order to comply with the financial statement presentation adopted for the year ended August 31, 2005.

MANAGEMENT DISCUSSION AND ANALYSIS
Tone Resources Limited
Annual Report
Year ended August 31, 2005
DESCRIPTION OF BUSINESS
Tone Resources Limited (the company) is an exploration stage company engaged in the acquisition and exploration of mineral properties primarily located on the major gold trends in the north-central region of Nevada, U.S.A. The company is focused on gold and holds substantially all interests in eight properties in Elko, Eureka, Lander, and Pershing counties in Nevada. All of the company’s properties are located near infrastructure facilities of currently producing gold mines.
The company’s mineral properties were acquired from a company with a common director, or were staked by that director; and are subject to a royalty of 1 per cent of net smelter returns excepting the Red Ridge property which is subject to a royalty of 4 per cent of net smelter returns.
The company is a reporting issuer in British Columbia, Alberta, Ontario and the Yukon Territory, and trades on the TSX Venture Exchange under the symbol TNS.
The following discussion and analysis is based upon information available to management as of December 22, 2005.
OVERALL PERFORMANCE
When the company filed it initial public offering document in February, 2003, the company had 122 claims covering approximately 2,240 acres in Eureka County: the Roberts Creek and Kobeh properties. At December 22, 2005, the company owns substantially all interests in 410 claims plus two leased sections covering in total approximately 9,160 acres in four counties.
To August 31, 2005, the company has spent $1,207,067 acquiring and exploring its mineral properties and $1,740,019 administering to its business (net of stock based compensation costs).
Of the $2,927,262 equity capital raised, all equity has been arranged without commission, excepting the $189,877 share issue costs from the initial public offering.
SUBSEQUENT PRIVATE PLACEMENT
During November and December, 2005, the company placed 2,570,000 units at $0.20 per unit; each unit comprised of one common share and one share purchase warrant exercisable at $.025 per share until December 19, 2007.
One of the placees was Mr. Robert R. McEwen who is the chief executive of U.S. Gold Corporation and Lexam Explorations Ltd.; Mr. McEwen was a founder of Goldcorp Inc. which is one of the world’s top ten gold producers. Mr. McEwen subscribed for 1,770,000 units at a first closing and subject to disinterested shareholder approval will subscribe for an additional 730,000 units at a second closing scheduled for February, 2006.
The previously announced brokered private placement arrangement with Union Securities Ltd. was allowed to lapse August 31, 2005, due to difficult market conditions and timing.

SELECTED ANNUAL INFORMATION
Information for the four most recently completed financial years is as follows.

	2005	2004	2003	2002

Working capital (deficiency)	$(114,930)	$349,922	$242,924	$199,038
Mineral property costs	1,124,298	905,596	449,726	102,291
Total assets	1,173,017	1,335,652	807,399	324,129
Net loss	(855,799)	(1,082,680)	(437,698)	(128,982)
Deficit	(2,505,159)	(1,649,360)	(566,680)	(128,982)
Net loss per common share	$(0.06)	$(0.09)	$(0.07)	$(0.03)
As the company is an exploration stage company it has no revenues, and has satisfied its capital requirements by successive issuances of its equity securities. No dividends have been declared, nor are any contemplated.
RESULTS OF OPERATIONS
Roberts Creek Property, Battle Mountain – Eureka Gold Trend
The Roberts Creek properties are located on the southeast flank of Roberts Mountain in Eureka County. The project is comprised of a total of 54 claims in two separate groups. The company’s property position encompasses several Carlin-style target opportunities within this prospective portion of the Battle Mountain – Eureka Gold Trend.
Roberts Creek exploration program
The company completed a total of 6 holes in the Cabin Creek area of this project. One hole (CC02-2) intersected 155 feet (47 meters) of 0.06ozAu/st (2.1g/t) gold mineralization in oxidized carbonate rock. The company has developed a drill program to test several targets on the NH claim group, including following-up on a previously drilled hole that intersected 80 feet (24 meters) of 0.036Au/st (1.23g/t) oxide gold mineralization.
Kobeh Project, Battle Mountain – Eureka Gold Trend
The company holds 133 claims in three groups on the southern flank of the Roberts Mountain, Eureka County. The Kobeh project provides the opportunity for discovery of carbonate-hosted, Carlin-style deposits.
Kobeh exploration program
The company has drilled 14 exploratory holes on this project. Many of the holes were drilled essentially blind through gravel cover into altered permissive carbonate rock units below. Trace amounts of gold with anomalous pathfinder metals were intersected in several holes.
Gravity and CSAMT data have guided drill site placement, but it is apparent that the “feeder” structures have not yet been encountered. Additional exploratory drill holes are permitted and are pending field access.
Red Ridge Property, Carlin Gold Trend
The Red Ridge Property is located within the Rain mining district on the Carlin Trend in Elko County. The company’s property is immediately north of, and adjacent to Newmont’s Emigrant Springs deposit which is in the process of being permitted for mining. The primary target at the Red Ridge prospect is high-grade underground mineable gold deposits similar to Newmont’s Northwest Rain, Tess, and Saddle deposits. The Company leases mineral rights of two full sections (1,280 acres) and also owns 67 claims in two adjacent groups. Lease payments began at $12,000 per year increasing to a maximum of $50,000 per year.

Red Ridge exploration program
Three holes were completed during November, 2003. One hole was abandoned because of severe caving; two other holes missed the targeted Webb-Devils Gate contact and only weak trace amounts of gold and arsenic were encountered.
In August and September of 2004, the company drilled four exploratory holes and one of the holes near the hole which was lost in 2003. Significant gold mineralization was intersected in the first three holes, including one hole that intersected 80 feet (24 meters) of 0.037ozAu/st (1.37g/t). The fourth hole once again failed to reach the Webb-Devils Gate target zone. (See the company’s press release dated October 5, 2004, for specific details.) The mineralization intersected is believed to represent the distal expression of high-grade Rain/ Tess/ Saddle type mineralization; additional drilling is warranted and will commence as soon as feasible in 2005. An aggressive 5 to 10 hole program is proposed.
Fish Creek Property, Rabbit Gold Trend
The Fish Creek Property, comprised of 75 claims, is located at the north end of the Fish Creek Range south of the prolific Copper Canyon district, Lander County. The property lies approximately between Newmont’s Phoenix project (6 million ounces being permitted for mining) and Kinross’ Cove-McCoy project to the south. The multiple target opportunities presented include Fortitude-type gold-in-skarn, stockwork and disseminated-style gold deposits, and porphyry copper-molybdenum deposits.
Fish Creek exploration program
A total of 3,280 feet of drilling (three holes) was completed in May, 2004. Samples were taken at intervals of five feet; trace elements were assayed on twenty foot composite samples. Trace amounts of gold up to 234 ppb along with thick sections of copper and molybdenum mineralization were encountered in the first hole. Trace amounts of gold up to 276 ppb were erratically intersected in the second hole. Essentially no mineralization of any kind was intersected in the third hold. Additional drilling is anticipated in 2005 as several targeted sites remain permitted for drilling.
South Keystone Project, Battle Mountain – Eureka Gold Trend
Early in 2004, the Company staked 28 claims specifically covering a target opportunity near the Tertiary-age Keystone intrusive about twenty miles south of Placer Dome’s Cortez Hills. The company’s claims were subsequently completely surrounded by both junior exploration companies and Placer Dome US Inc. claims; Placer recently leased all the adjacent junior company claims. The company’s target opportunity is for Cortez and Cortez Hills style mineralization developed in lower-plate carbonate adjacent, and near the intrusive.
South Keystone exploration program
A recently conducted scoop-soil survey of the property has provided encouraging geochemical sample results including gold and all the pathfinder metals. Drill targets are indicated toward the center of the property. The targets have never been drill tested. Drilling is warranted and is scheduled to be undertaken in 2005.
Gold Bar North Project, Battle Mountain – Eureka Gold Trend
The Gold Bar North Property, comprised of 19 claims, is located on trend with and just northwest of the Gold Bar deposit on the west flank of the Roberts Mountains in Eureka County. The company’s property was acquired on the basis of buried, existing gravity high with a possible associated flanking large structure and favorable existing results of wide-spaced drill holes. Subsequent to acquisition of the claims, the company’s property position was completely surrounded by claims staked by another junior mining company which were then leased to Placer Dome US Inc.

Gold Bar North exploration program
In a cooperative program with Placer Dome, a broad property-wide gravity survey was conducted in December, 2004. The company has permitted a four-hole drill program; these holes will be drilled as soon as conditions allow.
Big Antelope Springs Project, Rabbit Creek Gold Trend
Twenty-four claims comprising the BAS claim group are located on the Rabbit Creek Gold Trend south of Battle Mountain in Lander County. The prospect consists of three small knobs surrounded by a sea of colluvial gravel cover. The knobs exhibit alteration and pathfinder mineralization suggestive of a nearby hydrothermal system.
Big Antelope Springs exploration program
The property was drilled by Phelps Dodge in 1996. The Phelps Dodge drill chips were recently acquired and are being re-logged; the new data and existing information will be evaluated for target opportunity and design of a subsequent drill program.
Kent Springs Project, Rabbit Creek Gold Trend
Ten KS claims comprising the Kent Springs property are located within the Rabbit Creek Gold Trend south of Battle Mountain in Pershing County. The prospect consists of a knob of altered favorable Havallah calcareous siltstone host rock surrounded by a vast expanse of colluvial gravel cover. Though geochemistry is weak, a suggestion of a nearby hydrothermal system exists.
Kent Springs exploration program
Little else can be done on this property except perhaps a gravity survey and a follow-up drilling. The gravity survey is warranted and is scheduled to be conducted in 2005.
Crescent Valley North Project
The 76 CVN claims near Carlin in Eureka County were acquired early in fiscal 2005 for an initial lease payment of USD $12,000; a one time payment of 120,000 common shares and a 4 per cent net smelter return. The project was subsequently abandoned in part due to a scarcity of funds with which to make the USD $25,000 lease payment due October, 2005, but also because there had been little geological interest in that general area which is not in close proximity to the company’s other prospects.
Qualified Person
David C. Mathewson, Vice President for Tone Resources Limited, is the qualified person conducting the exploration and reporting results for the company. Mr. Mathewson has 35 years of exploration experience including 25 years of gold exploration in Nevada. Mr. Mathewson has previously worked for Asarco, Norandex, Union Carbide, BRGM, Atlas Minerals, and most recently, 12 years with Newmont Mining Company. While with Newmont, Mr. Mathewson was directly responsible for the discoveries of the Northwest Rain, Tess, Saddle, and Emigrant South gold deposits; and from 1994 to 2001 he was Regional Manager in charge of Newmont’s Great Basin and Carlin Trend exploration programs.
Alliance with Teck Cominco
On March 9, 2004 the Company entered into an agreement with Teck Cominco American Incorporated (Teck Cominco) which included a private placement of 1,000,000 units at $0.50 per unit, each unit comprised of one common share and one warrant exercisable at $0.75 for a period of two years.

Under the agreement Teck Cominco has the right to earn interests of fifty-one to seventy-five per cent in a total of two projects. Teck Cominco may elect to earn these rights which may include designating properties expenditure requirements, preparation of a final feasibility report and arranging debt financing for the project. Under the terms of the Agreement Teck Cominco also has certain rights to participate in future financings undertaken by the Company.
Claim maintenance fees
The Company had paid USD $52,747 of its 2005-2006 state and county claim filing fees prior to the balance sheet date. A retroactive fee increase of USD $12,350 was paid subsequent to the balance sheet date.
DISCLOSURE PROCEDURES AND CONTROLS
As required by MI 52-109 management hereby advises that it believes that its disclosure procedures and controls are satisfactorily effective.
SUMMARY OF QUARTERLY RESULTS
The following summary information has been extracted from the company’s annual and interim financial statements issued since August, 2003.

	Aug 31	May 31	Feb 28	Nov 30	Aug 31	May 31	Feb 28
	2005	2005	2005	2004	2004	2004	2004

Property costs
Claims acquisition and maintenance	$69,758	$7,831	$10,878	$83,760	$54,072	$34,686	$16,880
Exploration expenditures	26,194	1,303	13,188	117,328	86,922	50,296	7,626
Discontinued project	(82,769)	—	—	—	—	—	—

	$13,183	$9,134	$24,066	$201,088	$140,994	$84,982	$24,506

Administration costs
Discontinued project	$82,769	$—	$—	$—	$—	$—	$—
Accounting and legal	32,504	26,028	27,811	8,657	147,366	48,605	57,095
Management, director and consulting fees	193,168	96,101	125,656	97,066	270,984	83,928	115,189
Advertising, promotion and travel	5,581	26,303	13,112	22,581	31,764	31,679	28,352
All other	21,705	19,705	20,502	36,550	29,190	15,150	28,367

	$335,727	$168,137	$187,081	$164,854	$479,304	$179,362	$229,003

Stock-based compensation included in management and other fees	$121,525	$48,945	$71,310	$40,629	$246,307	$20,825	$32,651

Significant adjustments made at August 31, 2003 through 2005, were as follows.

2005 i)	$82,769 CVN claims acquisition and maintenance costs expensed as management decided subsequent to year end not to continue with the project.

2004 i)	$58,750 of legal costs associated with preparation of registration statement and annual report on Form 20-F (with the United States Securities and Exchange Commission) was expensed; the amount was being expensed over twenty-four months.

ii)	$286,813 of stock-based compensation was recorded when the company adopted the CICA Handbook Section 3870 recommendations and expensed prospectively costs associated with options granted to directors and employees.

2003 i)	$74,275 of legal and accounting expense was reclassified to costs of issuing (the initial public offering) shares.
OPERATIONS
The availability of funds on hand and financings substantially influence the levels of quarterly expenditures and the company’s ability to plan exploration activities.
Since May 31, 2005, the company has been focused almost exclusively on obtaining financings; the quarter ended August 31, 2005, was a period without exploration expenditures due to restricted working capital. The claims maintenance fees could not have been paid if funds had not been loaned to the company by Mr. Scott Baxter.
Accounting and legal expenditures for the year ended August 31, 2005, were for normal and year end accrued accounting and audit costs, the private placements, filings and agreements, and other general recurring costs. Travel and promotion expenses continue to be incurred in connection with financing activities.
Management fees which at the balance sheet date had been paid to approximately June, 2005, and accrued thereafter are comprised substantially as follows:

Mr. Scott Baxter	$6,500 per month	President
Mr. David Mathewson	$6,500 per month	Vice-president exploration
Mr. Joe Maire	$5,000 per month	Assistant to the president
Mr. Simon Learmoth	$2,000 per month	Assistant to the president
A $10,000 agency fee paid to Union Securities Ltd. in connection with the failed private placement has been expensed as consulting fees.
Mr. Baxter was also paid $1,250 monthly (office in the home) rent; his daughter was paid an hourly amount for secretarial services.
INVESTOR RELATIONS
Investor relations duties are performed by Mr. Scott Baxter.
LIQUIDITY AND CAPITAL RESOURCES
The company’s contractual obligations are the Red Ridge lease payments noted above; and monthly management fees also noted above. Land management fees (paid) are payable annually to maintain legal title to the company’s mineral properties.
There are no known contingent liabilities; and excepting incentive options and share purchase warrants, there are no off-balance sheet arrangements likely to affect the company’s financial position.
At December 22, 2005, the Company had working capital roughly estimated to be in excess of $425,000.
Excluding stock-based compensation costs, administration type expenditures were $39,481 per month for the year ended August 31, 2005. If funds were available, the company would like to expend greater than $1 million continuing the exploration of its properties during the year ending December 31, 2006; of the funds on hand $350,000 has been tentatively earmarked for the Gold Bar North, South Keystone and Red Ridge projects. The company is target rich but requires substantial capital to further explore its properties and to adequately assess the worth of its prospects. An exploration budget of one million plus dollars would greatly improve the company’s efficiency of property to administration costs.
Management proposes to continue to fund its capital requirements through further private placements; or, in the alternative, to joint venture one or more properties with a major gold producing company. Liquidity is an urgent issue and will continue to be of concern if the Company is to continue its exploration programs and fund administration costs.
RISKS AND UNCERTAINTIES
The success of the company is dependent upon the performance of its directors and officers. The loss of the services of certain key persons would adversely affect the future business of the company.
The ability of the company to advance its projects is substantially dependent upon the company’s success at obtaining financings.
Raising capital to fund activities has been facilitated by the relatively high price of gold; currently above USD $500 an ounce as compared with USD $325 average for the period from 1985 to 2002. The company’s future successes are highly dependent upon the price of gold.
Mining exploration inherently contains a high degree of risk. Further, this annual report contains forward-looking comments made to enhance communications; actual results may differ materially for many reasons from these forward-looking statements.
OUTSTANDING SHARE DATA
The company is authorized to issue an unlimited number of common shares.
During the quarter ended November 30, 2004, the company issued 120,000 common shares for mineral property acquisition costs, 110,986 common shares to settle an outstanding debt and 25,000 common shares on the exercise of share purchase options for cash proceeds of $12,500.
During the quarter ended February 28, 2005, the company issued 71,700 common shares on the exercise of share purchase options for cash proceeds of $28,350.
During the quarter ended May 31, 2005, the company issued 175,412 units at $0.40 for cash proceeds of $70,165; each unit comprised of one common share and one-half a warrant, each whole warrant exercisable for an additional common share at $0.80 per share for eighteen months ($0.60 if exercised within the first twelve months).
During the quarter ended August 31, 2005, the company issued a further 250,000 units at $0.40 per unit for cash proceeds of $100,000 with the same terms as described in the preceding paragraph. In addition, the company issued 30,000 common shares on the exercise of share purchase options for cash proceeds of $9,000.
At December 22, 2005, there were issued and outstanding 16,376,632 common shares (of which 2,786,058 were issued after August 31, 2005).

Changes in incentive share purchase options since August 31, 2004, are as follows:

Balance outstanding August 31, 2004	$1,850,000
Options expired	(150,000)
Options issued September 4, 2004
At thirty cents per share	389,000
Options issued February 1, 2005
At fifty cents per share	484,732
Options issued July 26, 2005
At forty cents per share	226,000
Options issued November 18, 2005
At twenty cents per share	100,000
Options issued December 1, 2005
At thirty-five cents per share	50,000
Options exercised At fifty cents per share	(59,200)
At forty cents per share	(25,000)
At thirty cents per share	(155,500)

Balance outstanding December 22, 2005	$2,710,032

The following options are outstanding at December 22, 2005.

	Exercise
Number	price	Expiry date

1,200,000	$0.50	May 16, 2008
50,000	0.50	June 9, 2008
25,000	0.50	July 21, 2008
300,000	0.50	November 14, 2008
65,800	0.50	December 18, 2008
233,500	0.30	September 2, 2009
484,732	0.50	February 1, 2010
201,000	0.40	July 26, 2010
100,000	0.20	November 18, 2010
50,000	0.35	December 1, 2010

2,710,032

The following share purchase warrants are outstanding at December 22, 2005 (each warrant entitling the holder to purchase one common share for each warrant held).

	Exercise
Number	price	Expiry date

55,283	$0.50	January 15, 2006
1,000,000	0.75	March 31, 2006
543,500	0.75	July 5, 2006
87,706	0.60-0.80	November 26, 2006
125,000	0.60-0.80	December 14, 2006
2,570,000	0.25	December 19, 2007

4,381,489

At December 22, 2005, 771,000 common shares were held in escrow by the company’s transfer agent to be released May 16, 2006.

DIRECTORS AND OFFICERS

Scott D. Baxter	President and Director
Guilford H. Brett	Director
Ken L. H. Embree	Corporate Secretary
Daniel F. Huber	Director
Ian M. Macdonald	Chief Financial Officer and Director
David C. Mathewson	Vice-President (Exploration) and Director
Sam Storey	Director
Robert McEwen	Director

TONE RESOURCES LIMITED
(An Exploration Stage Company)
CONSOLIDATED BALANCE SHEETS
August 31, 2004 and 2003
(Stated in Canadian Dollars)

	2004	2003

Assets
Current Cash	$372,760	$289,697
Receivables	2,711	14,016
Prepaid expenses and advances — Note 6	16,720	18,995

	392,191	322,708
Reclamation bonds — Note 3	37,865	34,965
Mineral property costs — Notes 4 and 6 and Schedule 1	905,596	449,726

	$1,335,652	$807,399

Liabilities
Current
Accounts payable — Note 6	$42,269	$79,784

Stockholders’ Equity
Capital stock — Notes 5, 6 and 8	2,566,492	1,286,357
Contributed surplus — Note 5	376,251	7,938
Deficit	(1,649,360)	(566,680)

	1,293,383	727,615

	$1,335,652	$807,399

Nature and Continuance of Operations — Note 1
Commitments — Notes 4 and 5
Subsequent Events — Note 8
APPROVED BY THE DIRECTORS:

“Scott Baxter”	“T. Craig Wilson”
- Director -------------------------------------------------- Director
SEE ACCOMPANYING NOTES

TONE RESOURCES LIMITED
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF LOSS
for the years ended August 31, 2004 and 2003
and for the period from October 31, 2001 (Date of Incorporation) to August 31, 2002
(Stated in Canadian Dollars)

	2004	2003	2002

General and Administrative Expenses
Accounting and audit fees	$62,012	$56,768	$7,195
Advertising and promotion	28,174	681	2,409
Consulting fees — Note 5	81,500	15,685	—
Directors’ fees — Notes 5 and 6	41,813	—	—
Filing fees	29,450	8,764	—
Investor relations	79,435	13,500	—
Legal fees — Notes 5 and 6	214,391	35,644	14,253
Management fees — Notes 5 and 6	391,036	189,295	65,570
Office and miscellaneous	14,971	11,617	6,761
Rent — Note 6	15,000	12,000	10,665
Secretarial — Note 6	13,462	11,240	2,055
Telephone	16,046	13,188	5,768
Transfer agent fees	6,912	4,236	—
Travel and promotion	82,241	63,578	15,188

Loss before other items	(1,076,443)	(436,196)	(129,864)
Other items
Foreign exchange gain (loss)	(7,440)	(4,265)	882
Interest income	1,203	2,763	—

Net loss for the period	(1,082,680)	(437,698)	(128,982)

Basic and diluted loss per share	$(0.09)	$(0.07)	$(0.03)

Weighted average number of shares outstanding	11,478,821	6,547,593	5,000,000

SEE ACCOMPANYING NOTES

TONE RESOURCES LIMITED
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
for the years ended August 31, 2004 and 2003
and for the period from October 31, 2001 (Date of Incorporation) to August 31, 2002
(Stated in Canadian Dollars)

	2004	2003	2002

Operating Activities
Net loss for the period	$(1,082,680)	$(437,698)	$(128,982)
Add item not affecting cash:
Stock-based compensation
Consulting fees	81,500	7,938	—
Directors’ fees	41,813	—	—
Legal fees	35,000	—	—
Management fees	210,000	—	—

	(714,367)	(429,760)	(128,982)
Changes in non-cash working capital accounts:
Receivables	11,305	(14,016)	—
Prepaid expenses and advances	2,275	32,608	(51,603)
Accounts payable	(37,515)	73,784	6,000

	(738,302)	(337,384)	(174,585)

Financing Activities
Common shares issued	1,280,135	576,473	500
Special warrants issued	—	262,773	446,611

	1,280,135	839,246	447,111

Investing Activities
Reclamation bond	(2,900)	(18,165)	(16,800)
Mineral property costs	(455,870)	(347,435)	(102,291)

	(458,770)	(365,600)	(119,091)

Increase in cash during the period	83,063	136,262	153,435
Cash, beginning of the period	289,697	153,435	—

Cash, end of the period	$372,760	$289,697	$153,435

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$—	$—	$—

Income taxes	$—	$—	$—

Non-cash Transaction — Note 7
SEE ACCOMPANYING NOTES

TONE RESOURCES LIMITED
(An Exploration Stage Company)
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
for the period from October 31, 2001
(Date of Incorporation) to August 31, 2004
(Stated in Canadian Dollars)

	Number of		Special	Contributed
	Common Shares	Amount	Warrants	Surplus	Deficit	Total

Balance, October 31, 2001	—	$—	$—	$—	$—	$—
For cash:
Issuance of founders shares — at $0.0001	5,000,000	500	—	—	—	500
Issuance of special warrants — at $0.15	—	—	446,611	—	—	446,611
Net loss for the period	—	—	—	—	(128,982)	(128,982)

Balance, August 31, 2002	5,000,000	500	446,611	—	(128,982)	318,129
For cash:
Initial public offering — at $0.50	1,532,700	766,350	—	—	—	766,350
Issuance of special warrants — at $0.15	— —	— —	31,426 231,347	— —	— —	31,426 231,347
— at $0.50
Less: share issue costs — Note 6	—	(189,877)	—	—	—	(189,877)
Conversion of special warrants	3,649,606	709,384	(709,384)	—	—	—
Stock-based compensation	—	—	—	7,938	—	7,938
Net loss for the year	—	—	—	—	(437,698)	(437,698)

Balance, August 31, 2003	10,182,306	1,286,357	—	7,938	(566,680)	727,615
For cash:
Pursuant to private placements — at $0.47	1,081,670 1,543,500	508,385 771,750	— —	— —	— —	508,385 771,750
— at $0.50
Stock-based compensation	—	—	—	368,313	—	368,313
Net loss for the year	—	—	—	—	(1,082,680)	(1,082,680)

Balance, August 31, 2004	12,807,476	$2,566,492	$—	$376,251	$(1,649,360)	$1,293,383

SEE ACCOMPANYING NOTES

Schedule 1
TONE RESOURCES LIMITED.
SCHEDULE OF MINERAL PROPERTY COSTS
August 31, 2004 and 2003
(Stated in Canadian Dollars)

								Big
	South	Roberts		Kent	Red	Battle	Gold Bar	Antelope	2004	2003
	Keystone	Creek	Kobeh	Springs	Ridge	Mountain	North	Springs	Total	Total

	(Eureka)	(Eureka)	(Eureka)	(Pershing)	(Elko)	(Lander)	(Eureka)	(Lander)
Property Acquisition and Maintenance Costs
Balance, August 31, 2003	$—	$41,963	$93,610	$5,644	$18,053	$29,460	$7,732	$5,043	$201,505	$62,366
Cash — Note 6	9,885	1,768	—	—	16,260	—	—	—	27,913	54,480
Claims maintenance	15,637	10,041	29,674	1,796	8,910	22,467	6,851	1,342	96,718	67,413
Title opinions	—	—	—	—	11,003	—	—	—	11,003	17,246

Balance, August 31, 2004	25,522	53,772	123,284	7,440	54,226	51,927	14,583	6,385	337,139	201,505

Deferred Exploration Costs
Balance, August 31, 2003	—	68,514	139,606	125	28,328	11,339	199	110	248,221	39,925
Assaying	7,505	7,246	19,321	—	11,511	14,188	—	—	59,771	58,196
Consulting fees	—	—	—	—	1,612	5,895	—	—	7,507	20,454
Drilling	—	10,507	28,020	—	98,112	88,014	—	—	224,653	85,962
Field costs	6,261	1,543	1,542	—	3,975	5,137	326	—	18,784	15,418
Mapping	—	—	—	—	—	—	—	—	—	11,773
Reclamation	—	1,038	2,770	—	—	5,713	—	—	9,521	16,493

Balance, August 31, 2004	13,766	88,848	191,259	125	143,538	130,286	525	110	568,457	248,221

Total	$39,288	$142,620	$314,543	$7,565	$197,764	$182,213	$15,108	$6,495	$905,596	$449,726

SEE ACCOMPANYING NOTES

TONE RESOURCES LIMITED
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2004 and 2003
(Stated in Canadian Dollars)
Note 1    Nature and Continuance of Operations

The Company was incorporated on October 31, 2001, under the Business Corporations Act of the Yukon Territory. The Company’s business is the exploration and development of its mineral properties located in Nevada, USA. The Company’s shares are publicly listed on the TSX Venture Exchange.

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which assume that the Company will realize its assets and discharge its liabilities in the normal course of business. The Company has accumulated losses of $1,649,360 since incorporation. No assurances can be given that the Company will be able to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. These financial statements do not include and adjustments to the amounts and classification of assets and liabilities that might be necessary should the Company be unable to continue its operations. The Company has historically satisfied its capital needs primarily by issuing equity securities. Management plans to continue to provide for its capital needs during the year ended August 31, 2005 by the issuance of common stock and through loans. The Company is actively seeking one or more potential joint venture partners to develop and explore the existing mining properties.

The recoverability of amounts shown for mineral property costs is dependent upon the discovery of economically recoverable reserves and the ability to obtain the necessary financing to complete their exploration and development.
Note 2    Significant Accounting Policies

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) in Canada and are stated in Canadian dollars. Except as disclosed in Note 10, these financial statements conform in all material respects with GAAP in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may differ from these estimates.

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:
            a)  Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly owned United States subsidiary, Tone Resources (US) Inc., which was incorporated on June 27, 2002 in the State of Nevada. All inter-company transactions and balances have been eliminated.
            b)  Exploration Stage Company

The Securities and Exchange Commission requires that mining companies in the exploration stage should not refer to themselves as development stage companies in their financial statements, even though such companies should comply with Financial Accounting Standard Board Statement No. 7, if applicable. Accordingly, the Company has not been referred to as being a development stage company.

TONE RESOURCES LIMITED
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
August 31, 2004 and 2003
(Stated in Canadian Dollars) – Page 2
Note 2    Significant Accounting Policies – (cont’d)
            c)  Mineral Property Costs and Depletion

Property Acquisition Costs

Acquisitions of mineral properties are initially recorded at cost. Producing resource properties are depleted over their estimated useful lives based upon a method relating recoverable resource reserves to production. Non-producing resource properties that the Company abandons interest in are written off in the year of abandonment.

Deferred Exploration Costs

The Company capitalizes all exploration expenses that results in the acquisition and retention of mineral properties or an interest therein. The accumulated costs including applicable exploration expenses relative to non-productive resource properties that the Company abandons interest in are written off. Otherwise, the exploration expenses are depleted over the estimated useful lives of the producing resource properties on a method relating recoverable reserves to production.

Amounts reported for mineral property costs are not intended to reflect present or future values.
            d)  Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations and which do not contribute to current or future revenue generation are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitment to a plan of action based on the then known facts.
            e)  Financial Instruments

The carrying values of cash, receivables and accounts payable approximate fair value because of the short-term maturity of those instruments. It is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

The Company’s mineral exploration activities are located in the United States of America and expenditures are in U.S. dollars. Consequently some assets and liabilities are exposed to foreign currency fluctuations. As at August 31, 2004, cash of $229,870 (2003: $158,481) and accounts payable of $17,108 (2003: $56,255) denominated in U.S. dollars are included in these financial statements.
            f)  Foreign Currency Translation

Monetary assets and liabilities denominated in a foreign currency are translated into Canadian dollars at exchange rates prevailing at the balance sheet date and non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction dates. Foreign currency denominated revenues and expenses are translated at exchange rates prevailing at the transaction dates. Gains or losses arising from the translations are recognized in the current year.

TONE RESOURCES LIMITED
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
August 31, 2004 and 2003
(Stated in Canadian Dollars) – Page 3
Note 2    Significant Accounting Policies – (cont’d)
            g)  Basic and Diluted Loss Per Share

Basic earnings per share are computed by dividing the loss for the year by the weighted average number of common shares outstanding during the year. Diluted earnings per share reflect the dilution that would occur if potentially dilutive securities were exercised or converted to common shares. The dilutive effect of options and warrants and their equivalent is computed by application of the treasury stock method and the effect of convertible securities by the “if converted” method. Fully diluted amounts are not presented when the effect of the computations are anti-dilutive due to the losses incurred. Accordingly, there is no difference in the amounts presented for basic and diluted loss per share.
            h)  Income Taxes

The Company accounts for income taxes by the asset and liability method. Under this method, current income taxes are recognized for the estimated income taxes payable for the current year. Future income tax assets and liabilities are recognized in the current year for temporary differences between the tax and accounting basis of assets and liabilities as well as for the benefit of losses available to be carried forward to future years for tax purposes that are more likely than not to be realized.
            i) Stock-based Compensation

The Company has a stock-based compensation plan as disclosed in Note 5. During the year ended August 31, 2004, the Company adopted CICA Handbook Section 3870 – “Stock-based Compensation and Other Stock-based Payments”. This change in accounting policy has been applied prospectively with no restatement of prior periods presented for the statements of loss and cash flows.

Under this standard, the Company must account for compensation expense based on the fair value of options granted under its stock-based compensation plan. Costs attributable to stock options granted to directors, employees or consultants are measured at fair value at the grant date, and expensed when vested with a corresponding increase to contributed surplus. Upon exercise of stock options, consideration paid by the option holder, together with the amount previously recognized in contributed surplus, is recorded as an increase to share capital.

Previously, the Company accounted for stock-based compensation using the settlement method. No compensation expense was recorded in the financial statements for stock options granted to directors and employees as the options had no intrinsic value at the date of grant. Consideration paid on the exercise of stock options was credited to share capital.
Note 3    Reclamation Bonds

The Company has certificates of deposit which earn interest at approximately 1% per annum. These deposits represent restricted cash as they are pledged as security to the Bureau of Land Management and are only released to the Company after the Company meets inspection requirements. Reclamation costs are added to mineral property costs as incurred.

TONE RESOURCES LIMITED
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
August 31, 2004 and 2003
(Stated in Canadian Dollars) – Page 4
Note 4    Mineral Property Costs

The Company holds 347 mining claims in Nevada, USA. The properties are located in Eureka, Pershing, Elko and Lander counties and are subject to royalties of 1% to 4% of net smelter returns. Certain of the royalties are payable to a company with a director in common.

In addition, the Company holds two leased mineral rights located in Elko county, Nevada. Lease payments are due as follows for the years ended:

August 31, 2003	US$	12,000	(paid)
August 31, 2004		12,000	(paid)
August 31, 2005		20,000
August 31, 2006		20,000
August 31, 2007		30,000
August 31, 2008		35,000
August 31, 2009		40,000
August 31, 2010		45,000
August 31, 2011		50,000

	US$	264,000

On March 9, 2004, the Company entered into an agreement with Teck Cominco. The agreement grants Teck Cominco the option to earn interests of up to 75% in any two of the Company’s current properties located in north-central Nevada as well as any other properties acquired by the Company until March 9, 2006 in this defined area of interest in Nevada. Teck Cominco has a first right of refusal on the Red Ridge property. Teck Cominco may earn the interests by completing expenditure requirements totalling $3,000,000 and preparing feasibility reports.
Note 5    Capital Stock – Note 8
            a)  Authorized:

An unlimited number of common shares without par value
            b)  Escrow:

At August 31, 2004, there were 3,084,000 common shares held in escrow by the Company’s transfer agent. These shares will be released from escrow as follows:

November 16, 2004	771,000
May 16, 2005	771,000
November 16, 2005	771,000
May 16, 2006	771,000

3,084,000

TONE RESOURCES LIMITED
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
August 31, 2004 and 2003
(Stated in Canadian Dollars) – Page 5
Note 5    Capital Stock – Note 8 – (cont’d)
            c)  Commitments:

i) Stock-based Compensation Plan

Stock options are granted with an exercise price equal to the market price of the Company’s stock on the date of the grant. Pursuant to the stock-based compensation plan, options may not be granted at an exercise price of less than $0.10 per share. Stock options have a maximum term of five years.

A summary of the status of the Company’s stock option plan as of August 31, 2004 and 2003 and the changes during the years then ended is presented below:

	2004		2003

		Weighted		Weighted
		average		average
	Number	exercise	Number	exercise
	of shares	price	of shares	price

Options outstanding, beginning of year	2,000,000	$0.50	—	—
Granted	550,000	$0.50	2,000,000	$0.50
Cancelled	(700,000)	$0.50	—	—

Options outstanding, end of year	1,850,000	$0.50	2,000,000	$0.50

Options exercisable, end of year	1,459,375	$0.50	740,625	$0.50

The following stock options were outstanding as at August 31, 2004:

	Exercise
Number	price	Expiry date

1,225,000	$0.50	May 16, 2008
50,000	$0.50	June 09, 2008
25,000	$0.50	July 21, 2008
150,000	$0.50	October 30, 2008
300,000	$0.50	November 14, 2008
100,000	$0.50	December 18, 2008

1,850,000

At August 31, 2004, 390,625 of the above outstanding options were not yet vested with the optionees. These options will vest with the optionees over the period from September 12, 2004 to June 18, 2005. The options vest at a rate of 12 1/2 % per quarter based on the original number granted.

Non-cash compensation charges totalling $368,313 (2003: $7,938) associated with vested options granted to directors, employees and consultants was recognized in the financial statements of the Company. A compensation charge associated with vested options granted to directors and employees in the amount of $288,750 for the year ended August 31, 2003 was not recognized in the financial statements, but is included in the pro forma amounts disclosed below. These compensation charges have been determined under the fair value method using the Black-Scholes option pricing model with the following assumptions:

TONE RESOURCES LIMITED
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
August 31, 2004 and 2003
(Stated in Canadian Dollars) – Page 6
Note 5    Capital Stock – Note 8 – (cont’d)

i) Stock-based Compensation Plan – (cont’d)

	Year ended	Year ended
	August 31,	August 31,
	2004	2003

Expected dividend yield	0.0%	0.0%
Expected volatility	90.0%	108.6%
Risk-free interest rate	2.0%	4.4%
Expected term in years	5	5

Had the fair value method been used for those options issued to directors and employees for the year ended August 31, 2003, the Company’s net loss and loss per share would have been adjusted to the pro forma amounts indicated below:

		Year ended
		August 31,
		2003

Net loss for the year	As reported	$(437,698)
	Pro forma	$(726,448)
Basic and diluted loss per Share	As reported	$(0.07)
	Pro forma	$(0.11)

The weighted average fair value at the date of grant of the stock options granted was as follows:

	Year ended	Year ended
	August 31,	August 31,
	2004	2003

Weighted average fair value	$0.32	$0.40
Total options granted	550,000	2,000,000
Total fair value of options granted	$178,500	$801,750
Total fair value of options vested	$368,313	$296,688

ii) Share Purchase Warrants

At August 31, 2004, there were 2,732,459 share purchase warrants outstanding entitling the holders thereof the right to purchase one common share for each warrant held as follows:

	Exercise
Number	price	Expiry date

107,289	$0.50	May 16, 2005
1,026,387	$0.50	December 8, 2005
55,283	$0.50	January 15, 2006
1,000,000	$0.75	March 31, 2006
543,500	$0.75	July 5, 2006

2,732,459

TONE RESOURCES LIMITED
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
August 31, 2004 and 2003
(Stated in Canadian Dollars) – Page 7
Note 6    Related Party Transactions – Notes 4 and 8

The Company has incurred the following amounts with directors of the Company, officers of the Company, a private company with a common director and the daughter of a director of the Company during the periods ended August 31, 2004, 2003 and 2002:

	2004	2003	2002

Directors’ fees	$41,813	$—	$—
Legal fees	76,945	6,353	—
Management fees	391,036	189,295	65,570
Mineral property acquisition costs	—	47,043	40,204
Rent	15,000	12,000	10,665
Secretarial	13,462	11,090	2,055
Share issue costs	—	74,275	—

	$538,256	$340,056	$118,494

These charges were measured by the exchange amount, which is the amount agreed upon by the transacting parties. The mineral property acquisition costs were based on the related company’s actual staking costs.

Included in prepaid expenses and advances is $Nil (2003: $4,394) owing from a director of the Company and $7,750 (2003: $7,750) representing prepayment of management fees and rent to a director of the Company.

Included in accounts payable is $12,385 (2003: $6,768) due to directors and officers of the Company representing unpaid fees and expenses.
Note 7    Non-cash Transaction

Investing and financing activities that do not have a direct impact on current cash flows are excluded from the statements of cash flows. During the year ended August 31, 2003, the company converted 3,649,606 special warrants to 3,649,606 common shares at a value of $709,384. This transaction has been excluded from the statement of cash flows.
Note 8    Subsequent Events

a)	On September 2, 2004, the Company granted 389,000 share purchase options entitling the holders thereof the right to purchase one common share for each option held at $0.30 per share until September 2, 2009. The total fair value of these options is $89,470.

b)	By an agreement dated October 19, 2004, the Company entered into an agreement with a company with a common director to acquire 76 mining claims known as the Crescent Valley North claims located in Nevada in exchange for 120,000 common shares of the Company (issued). The claims are subject to a 4% net smelter return royalty. In addition, the claims require the following lease payments:

US$12,000	Upon execution of the agreement (paid)
US$25,000	Anniversaries 1 through 4
US$50,000	Anniversaries 5 through 9
US$75,000	Thereafter

TONE RESOURCES LIMITED
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
August 31, 2004 and 2003
(Stated in Canadian Dollars) – Page 8
Note 8    Subsequent Events – (cont’d)

c)	On November 10, 2004, the Company issued 110,986 common shares at $0.45 per share pursuant to an agreement to settle accounts payable totalling $49,944 (US$39,019), incurred subsequent to August 31, 2004.

d)	On November 10, 2004, the Company issued 25,000 common shares at $0.50 per share pursuant to the exercise of share purchase options outstanding at August 31, 2004.

e)	On December 1, 2004, the Company issued 37,500 common shares at $0.30 per share pursuant to the exercise of share purchase options outstanding at August 31, 2004.

f)	On December 1, 2004, the Company issued 34,200 common shares at $0.50 per share pursuant to the exercise of share purchase options outstanding at August 31, 2004.
Note 9    Income Taxes

Significant components of the Company’s future tax assets and liabilities, after applying enacted corporate income tax rates, are as follows:

	2004	2003

Future income tax assets Tax losses carried forward	$778,228	$382,740
Less: valuation allowance	(778,228)	(382,740)

	$—	$—

The Company recorded a valuation allowance against its future income tax assets based on the extent to which it is more likely-than-not that sufficient taxable income will not be realized during the carry forward periods to utilize all the future tax assets.

At August 31, 2004, the Company and its subsidiary have accumulated losses totalling $2,167,664, which may be carried forward to reduce future years income for federal and state income tax purposes. These losses, the potential benefit of which have not been recognized in these financial statements, expire as follows:

		United States
	Canada	of America	Total

2009	$100,542	$—	$100,542
2010	377,116	—	377,116
2011	661,076	—	661,076
2022	—	106,767	106,767
2023	—	392,093	392,093
2024	—	530,070	530,070

	$1,138,734	$1,028,930	$2,167,664

Note 10   Differences Between Canadian and United States Accounting Principles

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada which differ in certain respects with those principles and practices that the Company would have

TONE RESOURCES LIMITED
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
August 31, 2004 and 2003
(Stated in Canadian Dollars) – Page 9

Note 10 Differences Between Canadian and United States Accounting Principles – (cont’d)
followed had its financial statements been prepared in accordance with accounting principles and practices generally accepted in the United States.

The Company’s accounting principles generally accepted in Canada differ from accounting principles generally accepted in the United States as follows:
            a)  Mineral Property Costs and Deferred Exploration Costs

Under accounting principles generally accepted in Canada (“Canadian GAAP”) resource property acquisition and exploration costs may be deferred and amortized to the extent they meet certain criteria. Under accounting principles generally accepted in the United States (“US GAAP”) resource property acquisition and exploration costs must be expensed as incurred. Therefore an additional expense is required under US GAAP.
            b) The impact of the above on the consolidated financial statements is as follows:

Net loss and loss per share	2004	2003	2002

Net loss for the period per Canadian GAAP	$(1,082,680)	$(437,698)	$(128,982)
Mineral property costs	(455,870)	(347,435)	(102,291)

Net loss for the period per US GAAP	$(1,538,550)	$(785,133)	$(231,273)

Basic and diluted loss per share per US GAAP	$(0.13)	$(0.12)	$(0.05)

Total Assets and Liabilities

Total assets per Canadian GAAP	$1,335,652	$807,399
Mineral property costs	(905,596)	(449,726)

Total assets per US GAAP	$430,056	$357,673

Total liabilities per Canadian and US GAAP	$42,269	$79,784

Stockholders’ Equity

Deficit, end of the period, per Canadian GAAP	$(1,649,360)	$(566,680)
Mineral property costs	(905,596)	(449,726)

Deficit, end of the period, per US GAAP	(2,554,956)	(1,016,406)
Capital stock per Canadian and US GAAP	2,566,492	1,286,357
Contributed surplus per Canadian and US GAAP	376,251	7,938

Stockholders’ equity per US GAAP	$387,787	$277,889

Statements of cash flows	2004	2003	2002

Operating Activities per Canadian GAAP	$(738,302)	$(337,384)	$(174,585)
Mineral property costs	(455,870)	(347,435)	(102,291)

Operating Activities per US GAAP	$(1,194,172)	$(684,819)	$(276,876)

Financing Activities per Canadian and US GAAP	$1,280,135	$839,246	$447,111

Investing Activities per Canadian GAAP	$(458,770)	$(365,600)	$(119,091)
Mineral property costs	455,870	347,435	102,291

Investing Activities per US GAAP	$(2,900)	$(18,165)	$(16,800)

MANAGEMENT DISCUSSION AND ANALYSIS
Tone Resources Limited
Annual Report
Year ended August 31, 2004
DESCRIPTION OF BUSINESS
Tone Resources Limited (the company) is an exploration stage company engaged in the acquisition and exploration of mineral properties primarily located on the major gold trends in the north-central region of Nevada, U.S.A. The Company is focused on gold and holds substantially all interests in nine properties in Elko, Eureka, Lander, and Pershing counties in Nevada. All of the company’s properties are located near infrastructure facilities of currently producing gold mines.
The Company’s mineral properties were acquired from a company with a common director, or were staked by that director; and are subject to a royalty of 1 per cent of net smelter returns excepting the Red Ridge and Crescent Valley North properties which are subject to a royalty of 4 per cent of net smelter returns.
The company is a reporting issuer in British Columbia, Alberta, Ontario and the Yukon Territory, and trades on the TSX Venture Exchange under the symbol TNS.
The following discussion and analysis is based upon information available to management as of January 7, 2005.
OVERALL PERFORMANCE
When the company filed it initial public offering document in February, 2003, the company had 122 claims covering approximately 2,240 acres in Eureka County: the Roberts Creek and Kobeh properties. At January 7, 2005, the company owns substantially all interests in 434 claims plus two leased sections covering in total approximately 10,040 acres in four counties (eleven Red ridge claims were staked after November 3, 2004).
To August 31, 2004, the company has spent $905,596 exploring its properties and $1,273,109 administering to its business (net of stock based compensation costs).
Of the $2,566,492 equity capital raised, all equity has been arranged by private placements without commission, excepting the $576,473 net amount raised from the initial public offering.
SELECTED ANNUAL INFORMATION
Information for the three most recently completed financial years is as follows.

	2004	2003	2002

Working capital	$349,922	$242,924	$199,038
Mineral property costs	905,596	449,726	102,291
Total assets	1,335,652	807,399	324,129
Net loss	(1,082,680)	(437,698)	(128,982)
Deficit	(1,649,360)	(566,680)	(128,982)
Net loss per common share	$(0.09)	$(0.07)	$(0.03)

As the company is an exploration stage company it has no revenues, and has satisfied its capital requirements by successive issuances of its equity securities. No dividends have been declared, nor are any contemplated.
RESULTS OF OPERATIONS
Roberts Creek Property, Battle Mountain – Eureka Gold Trend
The Roberts Creek properties are located on the southeast flank of Roberts Mountain in Eureka County. The project is comprised of a total of 54 claims in two separate groups. The company’s property position encompasses several Carlin-style target opportunities within this prospective portion of the Battle Mountain – Eureka Gold Trend.
Roberts Creek exploration program
The company completed a total of 6 holes in the Cabin Creek area of this project. One hole (CC02-2) intersected 155 feet (47 meters) of 0.06ozAu/st (2.1g/t) gold mineralization in oxidized carbonate rock. The company is currently developing a drill program to test several targets on the NH claim group, including following-up on previously drilled hole that intersected 80 feet (24 meters) of 0.036Au/st (1.23g/t) oxide gold mineralization
Kobeh Project, Battle Mountain – Eureka Gold Trend
The company holds 133 claims in three groups on the southern flank of the Roberts Mountain, Eureka County. The Kobeh project provides the opportunity for discovery of carbonate-hosted, Carlin-style deposits
Kobeh exploration program
The company has drilled 12 exploratory holes on this project. Many of the holes were drilled essentially blind through gravel cover into altered permissive carbonate rock units below. Trace amounts of gold with anomalous pathfinder metals were intersected in several holes.
Gravity and CSAMT data have guided drill site placement, but it is apparent that the “feeder” structures have not yet been encountered. Additional exploratory drill holes are permitted and are pending field access.
Red Ridge Property, Carlin Gold Trend
The Red Ridge Property is located within the Rain Mining district on the Carlin Trend in Elko County. The company’s property is immediately north of, and adjacent to Newmont’s Emigrant Springs deposit which is in the process of being permitted for mining. The primary target at this prospect is high-grade underground mineable gold deposits similar to Newmont’s Northwest Rain, Tess, and Saddle deposits. The Company leases mineral rights of two full sections (1,280 acres) and also owns 31 claims in two adjacent groups. Lease payments began at $12,000 per year increasing to a maximum of $50,000 per year.
Red Ridge exploration program
Three holes were completed during November, 2003. One hole was abandoned because of severe caving; two other holes missed the targeted Webb-Devils Gate contact and only weak trace amounts of gold and arsenic were encountered.
In August and September of 2004, the company drilled three exploratory holes and one hole near the hole which was lost in 2003. Significant gold mineralization was intersected in the first three holes, including one hole that intersected 80 feet (24 meters) of 0.037ozAu/st(1.37g/t). The fourth hole once again failed to reach the Webb-Devils Gate target zone. (See the company’s press release dated October 5, 2004, for specific details.) The mineralization intersected is believed to represent the distal expression of high-grade Rain/ Tess/ Saddle type mineralization; additional drilling is warranted and will commence as soon as feasible in 2005. An aggressive 5 to 10 hole program is proposed.
Fish Creek Property, Rabbit Gold Trend
The Fish Creek Property, comprised of 75 claims, is located at the north end of the Fish Creek Range south of the prolific Copper Canyon district, Lander County. The property lies approximately between Newmont’s Phoenix project (6 million ounces being permitted for mining) and Kinross’ Cove-McCoy project to the south. The multiple target opportunities presented include Fortitude-type gold-in-skarn, stockwork and disseminated-style gold deposits, and porphyry copper-molybdenum deposits.
Fish Creek exploration program
A total of 3,280 feet of drilling (three holes) was completed in May, 2004. Samples were taken at intervals of five feet; trace elements were assayed on twenty foot composite samples. Trace amounts of gold up to 234 ppb along with thick sections of copper and molybdenum mineralization were encountered in the first hole. Trace amounts of gold up to 276 ppb were erratically intersected in the second hole. Essentially no mineralization of any kind was intersected in the third hold. Additional drilling is anticipated in 2005 as several targeted sites remain permitted for drilling.
South Keystone Project, Battle Mountain – Eureka Gold Trend
Early in 2004, the Company staked 28 claims specifically covering a target opportunity near the Tertiary-age Keystone intrusive about twenty miles south of Placer Dome’s Cortez Hills. The company’s claims were subsequently completely surrounded by both junior exploration companies and Placer Dome US Inc. claims; Placer recently leased all the adjacent junior company claims. The company’s target opportunity is for Cortez and Cortez Hills style mineralization developed in lower-plate carbonate adjacent, and near the intrusive.
South Keystone exploration program
A recently conducted scoop-soil survey of the property has provided encouraging geochemical sample results including gold and all the pathfinder metals. Drill targets are indicated toward the center of the property. The prospect area has never been drill tested. Drilling is warranted and will be undertaken in 2005.
Gold Bar North Project, Battle Mountain – Eureka Gold Trend
The Gold Bar North Property, comprised of 19 claims, is located on trend with and just northwest of the Gold Bar deposit on the west flank of the Roberts Mountains in Eureka County. The company’s property was acquired on the basis of buried, existing gravity high with a possible associated flanking large structure and favorable existing results of wide-spaced drill holes. Subsequent to acquisition of the claims, the company’s property position was completely surrounded by claims staked by another junior mining company which were than leased to Placer Dome US Inc.
Gold Bar North exploration program
In a cooperative program with Placer Dome, a broad property-wide gravity survey was conducted in December and January, 2005. The company has permitted a four-hole drill program; these holes will be drilled as soon as conditions allow access.
Big Antelope Springs Project, Rabbit Creek Gold Trend
Eight claims comprising the BAS claim group are located on the Rabbit Creek Gold Trend south of Battle Mountain in Lander County. The prospect consists of three small knobs surrounded by a sea of colluvial gravel cover. The knobs exhibit alteration and pathfinder mineralization suggestive of a nearby hydrothermal system.

Big Antelope Springs exploration program
The property was drilled by Phelps Dodge in 1996. The Phelps Dodge drill chips were recently acquired and are being re-logged; the new data and existing information will be evaluated for target opportunity and design of a subsequent drill program.
Kent Springs Project, Rabbit Creek Gold Trend
Ten KS claims comprising the Kent Springs property are located within the Rabbit Creek Gold Trend south of Battle Mountain in Pershing County. The prospect consists of a knob of altered favorable Havallah calcareous siltstone host rock surrounded by a vast expanse of colluvial gravel cover. Though geochemistry is weak, a suggestion of a nearby hydrothermal system exists.
Kent Springs exploration program
Little else can be done on this property except perhaps a gravity survey and a follow-up drilling. The gravity survey is warranted and will be conducted in 2005.
Crescent Valley North Project
Just prior to the end of 2004, the company acquired (from a company with a common director) 76 CVN claims near Carlin in Eureka County for an initial lease payment of USD $12,000; a one time payment of 120,000 common shares and a 4 per cent net smelter return of which 3 per cent may be bought down. The claims require the following additional annual lease payments: years one through four, USD $25,000; years five through nine, USD $50,000; and thereafter USD $75,000. The prospect is comprised of a north-south trending quartz-calcite vein zone exposed for a strike length of a least 1.5 miles (2.5 kilometers). The prospect has all the ingredients for a bonanza-gold opportunity. Recent, previous drilling of a limited scope encountered trace amounts of gold up to 334ppb (0.01ozAu/st) within very thick quartz-calcite veins.
Crescent Valley North exploration program
The drill chips from the 5 recently drilled holes and in the process of being re-logged and some additional assaying will be conducted. Several new vein zones which were obscured by cover were encountered in this limited drill program. For various definable geological reasons, Bonanza-vein targets are not easily drill assessed. Several iterative drill programs will likely be required. An initial follow-up drill program is in the process of being designed for drilling in 2005.
Qualified Person
David C. Mathewson, Vice President for Tone Resources Limited, is the qualified person conducting the exploration and reporting results for the company. Mr. Mathewson has 35 years of exploration experience including 25 years of gold exploration in Nevada. Mr. Mathewson has previously worked for Asarco, Norandex, Union Carbide, BRGM, Atlas Minerals, and most recently, 12 years with Newmont Mining Company. While with Newmont, Mr. Mathewson was directly responsible for the discoveries of the Northwest Rain, Tess, Saddle, and Emigrant South gold deposits; and from 1994 to 2001 he was Regional Manager in charge of Newmont’s Great Basin and Carlin Trend exploration programs.
Alliance with Tech Cominco
On March 9, 2004 the Company entered into an agreement with Teck Cominco American Incorporated (Teck Cominco) which included a private placement of 1,000,000 units at $0.50 per unit, each unit comprised of one common share and one warrant exercisable at $0.75 for a period of two years.

Under the agreement Teck Cominco has the right to earn interests of fifty-one to seventy-five per cent in a total of two projects. Teck Cominco may elect to earn these rights which may include designating properties expenditure requirements, preparation of a final feasibility report and arranging debt financing for the project. Under the terms of the Agreement Teck Cominco also has certain rights to participate in future financings undertaken by the Company.
SUMMARY OF QUARTERLY RESULTS
The following summary information has been extracted from the company’s annual and interim financial statements issued since its initial public offering May, 2003.

	August 31	May 31	February 28	November 30	August 31	May 31
	2004	2004	2004	2003	2003	2003

Property costs
Claims acquisition and maintenance	$54,072	$34,686	$16,880	$29,996	$81,006	$5,799
Exploration expenditures	86,922	50,296	7,626	175,392	99,017	3,354

	$140,994	$84,982	$24,506	$205,388	$180,023	$9,153

Administration costs
Accounting and legal	$147,366	$48,605	$57,095	$23,337	$(48,023)	$39,169
Management, director and consulting fees	270,984	83,928	115,189	123,683	86,405	53,462
Advertising, promotion and travel	31,764	31,679	28,352	18,620	22,262	4,355
All other	29,190	15,150	28,367	29,371	20,603	8,332

	$479,304	$179,362	$229,003	$195,011	$81,247	$105,318

Stock-based compensation included in management and other fees	$246,307	$20,825	$32,651	$68,530	$7,938	$—

Significant year end adjustments made at August 31 were as follows.

2004 i)	$58,750 of legal costs associated with preparation of registration statement and annual report on Form 20-F (with the United States Securities and Exchange Commission) was expensed; the amount was being expensed over twenty-four months.

ii)	$286,813 of stock-based compensation was recorded when the company adopted the CICA Handbook Section 3870 recommendations and expensed prospectively costs associated with options granted to directors and employees.

2003 i)	$74,275 of legal and accounting expense was reclassified to costs of issuing (the initial public offering) shares.
OPERATIONS
Accounting and legal expenditures for the year ended August 31, 2004, were comprised as follows: $62,012 thousand accounting and audit, $94,000 for preparation and filing of Securities and Exchange Commission Form 20-F in the United States (which remains to be completed) and the remainder of $85,391 for filings and agreements and other general recurring costs.
Travel and promotion expenses continue to be incurred in connection with financing activities. No brokerage commissions were paid on the company’s private placements.

Management fees are comprised substantially as follows:

Mr. Scott Baxter	$6,500 per month	President
Mr. David Mathewson	$6,500 per month	Vice-president exploration
Mr. Joe Maire	$5,000 per month	Assistant to the president
Mr. Baxter was also paid $1,500 monthly (office in the home) rent, per diems for out-of-town travel and $16,662 incentive compensation; his daughter was paid for secretarial services.
Non-cash stock-based compensation expense of $368,313 for options vested during the year was allocated as follows.

Consulting fees	$81,500
Directors fees	41,813
Legal fees	35,000
Management fees	210,000
INVESTOR RELATIONS
Investor relations duties are performed by Mr. Scott Baxter.
LIQUIDITY AND CAPITAL RESOURCES
The company’s contractual obligations are the Red Ridge and Crescent Valley North lease payments noted above; and the management fees also noted above. Land management fees are payable annually to maintain legal title to the company’s mineral properties.
There are neither known contingent liabilities, nor any off-balance sheet arrangements likely to affect the company’s financial position.
During the year August 31, 2004, the Company raised $1,280,135 by the issue of shares and warrants through private placements, including one million units at 50 cents per unit issued to Tech Cominco.
At August 31, 2004, the Company had working capital of $349,922. Subsequent to August 31, 2004, the Company raised an additional $40,850 from the exercise of director and employee stock options.
Excluding stock-based compensation costs, administration type expenditures were $59,531 per month for the year ended August 31, 2004. If funds were available, the company would like to expend greater than $1 million continuing the exploration of its properties during the year ending August 31, 2005. The company is target rich but requires substantial capital to further explore its properties and to adequately assess the worth of its prospects. An exploration budget of one million plus dollars would greatly improve the company’s efficiency of property to administration costs.
Management proposes to continue to fund its capital requirements through further private placements; or, in the alternative, to joint venture one or more properties with a major gold producing company. Liquidity is an urgent, though not an immediate issue, but will continue to be of concern if the Company is to continue its exploration programs and fund administration costs.
RISKS AND UNCERTAINTIES
The success of the company is dependent upon the performance of its directors and officers. The loss of the services of certain key persons would adversely affect the future business of the company.

Raising capital to fund activities has been facilitated by the relatively high price of gold; currently above USD $420 an ounce as compared with USD $325 average for the period from 1985 to 2002. The company’s future successes are highly dependent upon the price of gold.
Mining exploration inherently contains a high degree of risk. Further, this annual report contains forward-looking comments made to enhance communications; actual results may differ materially for many reasons from these forward-looking statements.
OUTSTANDING SHARE DATA
The company is authorized to issue an unlimited number of common shares.
During the quarter ended August 31, 2004, the company issued 543,500 units for cash consideration of $271,750; each unit comprised of one common share and one warrant entitling the purchaser to purchase one additional share at seventy-five cents until July 5, 2006.
Subsequent to August 31, 2004, the company issued 110,986 shares to settle USD $39,019 drilling costs, 120,000 shares in connection with the Crescent Valley North claims acquisition, and 96,700 shares to Directors upon exercise of share purchase options.
At January 7, 2005, there were issued and outstanding 13,135,162 common shares.
Changes in share purchase options since May 31, 2004, are as follows:

Balance outstanding May 31, 2004	2,162,500
Options forfeited and expired	(312,500)

Balance outstanding August 31, 2004	1,850,000
Options issued since August 31, 2004
At thirty cents per share	389,000
Options exercised
At fifty cents per share	(59,200)
At thirty cents per share	(37,500)

2,142,300

The following options are outstanding at January 7, 2005.

	Exercise
Number	price	Expiry date

1,165,800	$0.50	May 16, 2008
50,000	0.50	June 9, 2008
25,000	0.50	July 21, 2008
150,000	0.50	October 30, 2008
300,000	0.50	November 14, 2008
100,000	0.50	December 18, 2008
351,500	0.30	September 2, 2009

2,142,300

The following share purchase warrants are outstanding at August 31, 2004, and January 7, 2005 (each warrant entitling the holder to purchase one common share for each warrant held).

	Exercise
Number	price	Expiry date

107,289	$0.50	May 16, 2005
1,026,387	0.50	December 8, 2005
55,283	0.50	January 15, 2006
1,000,000	0.75	March 31, 2006
543,500	0.75	July 5, 2006

2,732,459

At January 4, 2005, 2,313,000 common shares were held in escrow by the company’s transfer agent to be released as follows.

May 16, 2005	771,000
November 16, 2005	771,000
May 16, 2006	771,000

2,313,000

DIRECTORS AND OFFICERS

Scott D. Baxter	President and Director
Guilford H. Brett	Director
Ian M. Macdonald	Director
T. Craig Wilson	Chief Financial Officer and Director
Ken L. H. Embree	Corporate Secretary

Unaudited Interim Financial Statements
TONE RESOURCES LIMITED
February 28, 2006

In accordance with National Instrument 51-102 released by the Canadian Securities Administrators, the company discloses that its auditors have not reviewed these unaudited consolidated interim financial statements of Tone Resources Limited for the six months ended February 28, 2006.

Unaudited Consolidated Balance Sheet
TONE RESOURCES LIMITED

	February 28,	August 31,
	2006	2005

Assets
Current assets
Cash at bank	$194,767	$5,069
Accounts receivable	12,727	6,508
Retainers and prepaid expenses	12,203	2,558

	219,697	14,135
Reclamation bond	33,433	34,584
Mineral property costs	1,217,507	1,124,298

	$1,470,637	$1,173,017

Liabilities and Shareholders’ Equity
Accounts payable and accruals	$45,241	$129,065
Shareholders’ Equity
Share capital
Authorized, an unlimited number of common shares without par value
Issued 16,637,102 shares (August 31 — 13,590,574)	3,650,656	2,927,262
Contributed surplus	688,852	621,849
Deficit	(2,914,112)	(2,505,159)

	1,425,396	1,043,952

	$1,470,637	$1,173,017

APPROVED BY THE DIRECTORS

“Scott Baxter”	“Daniel F. Huber”
- Director -------------------------------------------------- Director
See notes to consolidated financial statements

Consolidated Statement of Operations and Deficit — Unaudited
TONE RESOURCES LIMITED

	Three month	Three month	Six month	Six month
	period ended	period ended	period ended	period ended
	February 28,	February 28,	February 28,	February 28,
	2006	2005	2006	2005

Revenue	$ Nil	$ Nil	$ Nil	$ Nil
Expenditures
Accounting, legal	74,077	27,811	104,176	36,468
Advertising, promotions, travel	57,133	13,112	60,060	35,693
Management fees	59,362	54,346	103,430	110,783
Rent, office, other	15,142	4,681	27,219	38,427
Stock-based compensation	44,371	71,310	87,243	111,939
Transfer and filing fees	23,942	15,821	26,825	18,625

	274,027	187,081	408,953	351,935

NET LOSS FOR PERIOD	(274,027)	(187,081)	(408,953)	(351,935)
Deficit beginning of period	(2,640,085)	(1,814,214)	(2,505,159)	(1,649,360)

DEFICIT END OF PERIOD	$(2,914,112)	$(2,001,295)	$(2,914,112)	$(2,001,295)

Loss per common share	$(0.02)	$(0.01)	$(0.03)	$(0.03)

See notes to consolidated financial statements

Consolidated Statement of Cash Flows – Unaudited
TONE RESOURCES LIMITED

	Three month	Three month	Six month	Six month
	period ended	period ended	period ended	period ended
	February 28,	February 28,	February 28,	February 28,

	2006	2005	2006	2005

Operating activities
Loss for the period	$(274,027)	$(187,081)	$(408,953)	$(351,935)
Add back stock-based compensation	44,371	71,310	87,243	111,939
Accounts receivable	(5,741)	(9,960)	(6,219)	(9,200)
Retainers and prepaid expenses	(9,703)	1,431	(9,645)	644
Reclamation bond	944	(1,532)	1,151	2,278
Accounts payable	(112,114)	(3,214)	(83,824)	(11,913)

	(356,270)	(129,046)	(420,247)	(258,187)
Investing activities
Mineral property	(79,927)	(24,066)	(93,209)	(225,154)
Financing activities
Common share issuance	676,754	—	703,154	144,795
Share subscriptions	(73,009)	55,554	—	55,554

	603,745	55,554	703,154	200,349

INCREASE (DECREASE) IN CASH	167,548	(97,558)	189,698	(282,992)
Cash beginning of period	27,219	187,326	5,069	372,760

CASH END OF PERIOD	$194,767	$89,768	$194,767	$89,768

See notes to consolidated financial statements

Schedule of Mineral Property Costs
TONE RESOURCES LIMITED

	Six months ended February 28, 2006

								Big
	South	Roberts		Kent	Red	Battle	Gold Bar	Antelope	February 28
	Keystone	Creek	Kobeh	Springs	Ridge	Mountain	North	Springs	2006

	(Eureka)	(Eureka)	(Eureka)	(Pershing)	(Elko)	(Lander)	(Eureka)	(Lander)
Property Acquisition and Maintenance Costs Balance, August 31, 2005	$29,215	$60,894	$140,824	$8,759	$93,787	$61,818	$17,089	$12,956	$425,342
Additions	—	—	—	—	—	—	—	—	—
Claims maintenance	843	1,625	4,001	296	13,610	2,256	571	722	23,924

Balance, February 28, 2006	30,058	62,519	144,825	9,055	107,397	64,074	17,660	13,678	449,266
Deferred Exploration Costs Balance, August 31, 2005	13,766	88,848	191,259	125	260,624	130,286	13,209	839	698,956
Assaying	—	—	—	—	—	—	2,588	—	2,588
Consulting fees	—	—	—	—	—	—	—	—	—
Drilling	—	—	—	—	—	—	60,532	—	60,532
Field costs	—	—	—	—	—	—	6,165	—	6,165
Mapping	—	—	—	—	—	—	—	—	—
Reclamation	—	—	—	—	—	—	—	—	—

Balance, February 28, 2006	13,766	88,848	191,259	125	260,624	130,286	82,494	839	768,241

TOTAL	$43,824	$151,367	$336,084	$9,180	$368,021	$194,360	$100,154	$14,517	$1,217,507

See notes to consolidated financial statements

TONE RESOURCES LIMITED
NOTES TO INTERIM FINANCIAL STATEMENTS
February 28, 2006
(Unaudited – See Notice to Reader)
Note 1    Nature and Continuance of Operations

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which assume that the company will realize its assets and discharge its liabilities in the normal course of business. The company has accumulated losses of $2,914,112 since incorporation. No assurances can be given that the company will be able to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the company to generate profitable operations in the future and, or, to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that might be necessary should the company be unable to continue its operations. Management plans to continue to provide for its capital needs by the issuance of common stock; the company is also seeking one or more potential joint venture partners to develop and explore its existing mining properties.
Note 2    Interim Reporting

While the information presented in the accompanying interim financial statements for the six months ended February 28, 2006, and the six months ended February 28, 2005, is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented. All adjustments are of a normal recurring nature. Management suggests that these interim financial statements be read in conjunction with the company’s audited August 31, 2005, financial statements. These financial statements follow the same accounting policies and the methods of their application as the company’s audited August 31, 2005, annual financial statements.
Note 3    Mineral Property Costs

The company holds 410 mining claims in Nevada, USA. The properties are located in Eureka, Pershing, Elko and Lander counties and are subject to royalties of 1% to 4% of net smelter returns. Certain of the royalties are payable to a company with a director in common.

During the period to February 28, 2006, the company incurred the following mineral property costs:

	Three months	Three months	Year	Year	Year
	ended	ended	ended	ended	ended
	February 28,	November 30,	August 31,	August 31,	August 31,
	2006	2005	2005	2004	2003	Total

Acquisition costs	$—	$—	$4,243	$27,913	$94,684	$126,840
Claims maintenance	11,593	12,331	83,960	96,718	88,599	293,201
Consulting fees	—	—	5,754	7,507	20,454	33,715
Drilling	60,532	—	87,196	224,653	123,841	496,222
Field supplies and other	5,214	951	7,535	18,784	18,440	50,924
Assaying	2,588	—	21,946	59,771	58,196	142,501
Mapping	—	—	—	—	11,773	11,773
Reclamation expenses	—	—	8,068	9,521	16,493	34,082
Title opinion	—	—	—	11,003	17,246	28,249

TOTAL	$79,927	$13,282	$218,702	$455,870	$449,726	$1,217,507

The amount reported for mineral property costs is not intended to reflect present or future values.

Tone Resources Limited
Notes to Interim Financial Statements
February 28, 2006
(Unaudited – See notice to reader) – Page 2
Note 3    Mineral Property Costs – (cont’d)

The company leases two full sections of its Red Ridge property at current lease payments of USD $20,000 per year increasing to USD $50,000 per year in 2011.

On March 9, 2004, the company entered into an agreement with Teck Cominco American Incorporated. The agreement grants Teck Cominco the option to earn interests of up to 75% in any two of the company’s current properties. Teck Cominco may earn the interest by completing expenditure requirements totalling $3,000,000 and preparing feasibility reports. Teck Cominco has a first right of refusal on the Red Ridge property.
Note 4    Share Capital

(a)	During the six months ended February 28, 2006, the company issued 3,046,528 shares for total consideration of $703,154 as follows:

	Number	Issue	Total
	of shares	price	consideration

Private placement	2,570,000	$0.20	$514,000
Private placement	80,000	0.50	40,000
Exercise of warrants	25,000	0.25	6,250
Exercise of warrants	78,341	0.50	39,323
Exercise of warrants	10,000	0.75	7,500
Exercise of options	10,000	0.20	2,000
Exercise of options	170,687	0.30	51,206
Exercise of options	22,500	0.35	7,875
Exercise of options	50,000	0.40	20,000
Exercise of options	30,000	0.50	15,000

TOTAL	3,046,528		$703,154

(b)	At February 28, 2006, there were 771,000 common shares held in escrow by the company’s transfer agent to be released May 16, 2006.

(c)	Stock options

Effective October 15, 2002, the company established an incentive stock option plan and granted options for directors, employees and consultants. The Plan provides for the granting of up to 3,282,826 options which qualify for treatment as incentive stock options or non-statutory stock options and entitles directors, employees and consultants to purchase common shares of the company. Options granted are subject to approval of the Board of Directors or the Stock Option Committee.

Tone Resources Limited
Notes to Interim Financial Statements
February 28, 2006
(Unaudited – See notice to reader) – Page 3
Note 4    Share Capital – (cont’d)

The options vest 25 per cent upon TSX Venture Exchange approval and 12.5 percent each quarter thereafter; and immediately become exercisable once vested. The options have a maximum term of five years from the grant date.

	Options Outstanding

		Weighted
	Number of	Average Exercise
	Common Shares	Price
	Issuable	$

Balance, August 31, 2005	2,673,032	0.50
Options granted November 18, 2005	100,000	0.20
Options granted December 1, 2005	50,000	0.35
Options exercised	(283,187)	0.34

Balance, February 28, 2006	2,539,845	0.41

Stock options outstanding at February 28, 2006, expire as follows.

	Exercise
Number	Price	Expiry Date

1,200,000	$0.50	May 16, 2008
50,000	0.50	June 9, 2008
25,000	0.50	July 21, 2008
300,000	0.50	November 14, 2008
65,800	0.50	December 18, 2008
150,813	0.30	September 2, 2009
454,732	0.50	February 1, 2010
176,000	0.40	July 26, 2010
90,000	0.20	November 18, 2010
27,500	0.35	December 2, 2010

2,539,845

Non-cash compensation charges totalling $87,243 (2004: $111,939) associated with vested options granted to directors, employees and consultants was recognized in the financial statements of the company. A compensation charge associated with vested options granted to directors and employees in the amount of $288,750 for the year ended August 31, 2003 was not recognized in the financial statements, but was included in the pro forma amounts which were disclosed. These compensation charges have been determined under the fair value method using the Black-Scholes option pricing model.

Tone Resources Limited
Notes to Interim Financial Statements
February 28, 2006
(Unaudited – See notice to reader) – Page 4
Note 4    Share Capital – (cont’d)

(d)	Share Purchase Warrants

At February 28, 2006, there were 4,291,206 share purchase warrants outstanding entitling the holders thereof the right to purchase one common share for each warrant held as follows:

	Exercise
Number	Price	Expiry Date

1,000,000	0.75	March 31, 2006
533,500	0.75	July 5, 2006
87,706	0.60	May 26, 2006
	or at 0.80	November 26, 2006
125,000	0.60	June 14, 2006
	or at 0.80	December 14, 2006
2,545,000	0.25	December 19, 2007

4,291,206

Note 5    Related Party Transactions

During the six months ended February 28, 2006, the company paid management fees to Messrs. Baxter ($39,000) and Mathewson ($19,930) who are shareholders, directors and officers. In addition, $7,500 was paid to Mr. Baxter for rent and $5,308 to his daughter for secretarial services.

Mineral properties were acquired from KM Exploration Ltd., a company is which Mr. Mathewson was a principal. The transfer prices were based upon the vendor’s actual staking costs. Mr. Mathewson, a company in which Mr. Mathewson is a principal, and two other shareholders of the company, retain an aggregate one to four per cent net smelter return royalty over the company’s mineral claims.
Note 6    Private Placement and Takeover Bid

On December 19, 2005, Mr. Robert McEwen acquired 1,770,000 units of Tone Resources Limited, each unit consisting of one common share and one warrant exercisable to acquire an additional common share at a price of $0.25 per share for twenty-four months. On March 3, 2006, Mr. McEwen acquired an additional 730,000 units at $0.20 per unit. Assuming the exercise of all warrants, Mr. McEwen will hold approximately 25 per cent of the outstanding shares of the company.

Mr. McEwen is chairman of U.S. Gold Corporation. On March 5, 2006, U.S. Gold Corporation announced that it proposed to acquire all of the issued shares of Tone Resources Limited and three other companies. Mr. McEwen has said that he will support the proposal to acquire these companies. The company has formed an independent takeover bid response committee that shall report to the directors their recommendation once the formal takeover bid has been received.

MANAGEMENT DISCUSSION AND ANALYSIS
Tone Resources Limited
Interim Report
Six months ended February 28, 2006
DESCRIPTION OF BUSINESS
Tone Resources Limited (the company) is an exploration stage company engaged in the acquisition and exploration of mineral properties primarily located on the major gold trends in the north-central region of Nevada, U.S.A. The company is focused on gold and holds substantially all interests in eight properties in Elko, Eureka, Lander, and Pershing counties in Nevada. All of the company’s properties are located near infrastructure facilities of currently producing gold mines.
The company’s mineral properties were acquired from a company with a common director, or were staked by that director; and are subject to a royalty of 1 per cent of net smelter returns excepting the Red Ridge property which is subject to a royalty of 4 per cent of net smelter returns.
The company is a reporting issuer in British Columbia, Alberta, Ontario and the Yukon Territory, and trades on the TSX Venture Exchange under the symbol TNS.
The following discussion and analysis is based upon information available to management as of April 26, 2006.
PRIVATE PLACEMENT AND TAKEOVER BID
On December 19, 2005, Mr. Robert McEwen acquired 1,770,000 units of Tone Resources Limited, each unit consisting of one common share and one warrant exercisable to acquire an additional common share at a price of $0.25 per share for twenty-four months. On March 3, 2006, Mr. McEwen acquired an additional 730,000 units at $0.20 per unit. Assuming the exercise of all warrants, Mr. McEwen will hold approximately 25 per cent of the outstanding shares of the company.
Mr. McEwen is chairman of U.S. Gold Corporation. On March 5, 2006, U.S. Gold Corporation announced that it proposed to acquire all of the issued shares of Tone Resources Limited and three other companies. Mr. McEwen has said that he will support the proposal to acquire these companies. The company has formed an independent takeover bid response committee who shall report to the directors their recommendation once the formal takeover bid has been received.
RESULTS OF OPERATIONS
Red Ridge Project, Carlin Trend, Elko County, Nevada
The Red Ridge property, mostly acquired in 2002, consists of 2 leased fee sections and 2 staked sections, comprising a total of about 2500 acres located in the Rain mining district on the southern end of the Carlin Trend. The primary target lies along the north-northwest trending Red Ridge structural zone. The structure has a surface expression characterized by locally intense silicification, baritization, dolomitization and iron oxides along a strike length of at least 4 to 5 kilometers. Soil anomalies consisting of gold, arsenic, antimony, barium, and gold up to 179 ppb are present over a length of about 2 kilometers. Follow-up rock samples up to 1 ppm gold were also obtained along the Red Ridge structure. The company controls about 80% of the target zone. The target is high-grade, underground mineable, gold-bearing oxide and, or sulfide material similar to the Rain fault-related Northwest Rain, Tess and

Saddle deposits developed at and near the Webb Devils Gate contact. Potential exists for one, or more, gold deposits of 1 to 3 million ounces at about a one half ounce (15 g/t) grade.
In 2003 and 2004, Tone provided the first drill tests into this highly prospective Carlin Trend target opportunity. Three holes drilled to date have intersected gold in flat-tabular collapse breccias with the best intercept of 80 feet of 0.036 opt. These holes confirmed the presence of the Rain deposit-style model. Two other holes drilled in 2003 passed prematurely through the Red Ridge structure into the footwall side of the structure. One other hole drilled in 2003 and one in 2004 may have been on target, but failed to reach the prescribed target zone primarily because of difficult drilling conditions.
Permitting is not required for the currently identified targets that are located on the fee sections under Taylor Grazing Act guidelines. Eight holes are recommended to follow-up on the gold mineralization intersected in 2004. The target depth is as shallow as perhaps 800 feet directly to the west of Holes RR04-1A, 2 & 3. The target zone of the Webb-Devils Gate contact juxtaposed against the Red Ridge fault zone dives going northwestward and may be as deep as 2500 feet about a mile to the northwest. At target depths of 1200 feet, or more, pre-collared, core-tailed holes are recommended and essentially requisite to drilling completion through the target zone. Because of the elevation and a fairly wet spring, it is believed that access will not be available until mid-May, later if the spring is particularly wet.
Kobeh Project, Battle Mtn – Eureka Trend, Eureka County, Nevada
The Kobeh prospect consists of two claim groups of 83 NK and NKN claims and 50 SW claims staked in 2001 and 2002, respectively, comprising 2600 acres. These claims were staked to cover specific visual target opportunities on the prospective south flank of the Roberts Mountains. Several target horizons exist within the NK/NKN claim group including McColley Canyon (Bartine Member) limestone, Denay limestone, and the Webb-Devils Gate contact. Strong, pervasive, widespread alteration, pathfinder elements, and some gold have been intersected in all of the 16 holes drilled by Tone. Feeder structure targets believed very likely present continue to be sought. Gravity and CSAMT data indicate the presence of an important northwest-trending complex structural zone.
The primary target opportunity on the SW claim group is the Webb-Devils Gate contact juxtaposed against the north-northwest trending Wall (feeder) structure. The potential of the Kobeh prospect is for one, or more, 1/2 to 2 million ounce Carlin-style gold deposits.
Four of five permitted and bonded sites on the SW claims have been drilled. Two holes, both of which intersected the Webb-Devils Gate contact target zone were drilled February, 2006. Target depths on the SW claims is anywhere from less than 500 feet to probable considerable depths. Multiple target horizons exist within this lower plate package of rocks.
All permitted sites on the NK-NKN claims except one have been drill tested to depths of 600 to 800 feet. Untested target horizons exist within this very permissive package of rocks. Every hole drilled to date has encountered indications of a gold-bearing type epithermal system. A permitted site in the center of a large zone of moderate to strong pathfinder geochemistry and gold at the surface up to 500 ppb designed as a deep test of multiple target zones within the lower plate stratigraphic section remains to be drilled. A 2000 plus foot deep mud-rotary exploratory hole is recommended at this site.
Fish Creek Project, Rabbit Creek Trend, Lander County, Nevada
The Fish Creek property consists of 75 lode claims, staked in 2002, comprising 1500 acres covering essentially all of an observable target opportunity located between the Copper Canyon project and the Cove-McCoy project. The prospect, historically referred to as the Fish Creek Porphyry, has previously been explored as a porphyry copper-molybdenum opportunity. The primary gold target is for Fortitude (Copper Canyon)-style mineralization developed within Antler Limestone and Battle Conglomerate beneath highly altered, but much less permissive, overlying

Havallah calcareous siltstones and sandstones. A secondary opportunity of Triassic carbonate-hosted gold targets analogous to the nearby Cove-McCoy deposits is also possible. The potential is for 2 to 5 million high-grade underground mineable ounces. Nearby extraction facilities significantly enhance the economic viability of additional gold discovered in this region.
Results from 3 wide-spaced Tone drilled holes, which include thick intervals of copper in the 0.10% range with anomalous arsenic and low levels of gold up to 200 ppb, confirm the copper and gold potential of the prospect. Several sites remain permitted for drilling.
Target depths are unknown, but are believed to be within reasonable reach of drilling. Future drilling should be designed to go to at least 2000 feet, perhaps more if altered Antler units are encountered. Mud-rotary or pre-collared core-tailed holes is the recommended approach of drilling.
Roberts Creek Project, Battle Mtn – Eureka Trend, Eureka County, Nevada
The Roberts Creek prospects are covered by two claim groups staked in 2001 and 2002, 10 claims and 44 claims, respectively, comprising a total of 1080 acres. The CC claims control the outcropping Cabin Creek gold deposit. The deposit, hosted in Bartine limestone, consists of about 100 thousand ounces at 0.04 opt (1.3 g/t) in oxide material. Tone drilling in 2002 expanded the Cabin Creek deposit by 10 to 15%. One of the Tone holes intersected 165 feet of 0.06 opt gold in oxide material. The Cabin Creek deposit would make an economic satellite deposit to a nearby larger deposit operation at a reasonably high gold price of at least $400-$450 (USD) per ounce.
The NH claims just to the east of the CC claims includes multiple target zones with a composite potential for 1/2 to one million ounce Carlin style deposits. Extensive alteration of decarbonatization, calcite veining and jasperoids is expressed in permissive host rock units at the surface. Surface geochemistry is very positive, and available data from previously drilled holes shows significant gold mineralization including an intercept of 80 feet of 0.04 (1.3 g/t) oxide material from 120 to 200 feet below the surface. This hole and other holes, and nearby surface gold anomalies are compelling for follow-up drilling.
Nine holes have been permitted for drilling on the NH claims. The target depths range from the surface to perhaps a maximum, believed at this time, of 800 feet. Vertical and angle reverse circulation drilling is the appropriate means to address these targets. An amended NOI for this additional drilling on the new NH claims was approved in May, 2005.
South Keystone Project, Battle Mtn – Eureka Trend, Eureka County, Nevada
The south Keystone prospect is comprised of 28 claims (560 acres) staked in 2003 to cover a specific target area of widespread surface alteration and a distinct gravity high expressing a possible structural dome. These claims were also staked because this is where the northwest extension of the Gold Bar deposit structural zone intersects the Eocene Keystone intrusive alteration aureole. It is believed that the company controls an important target opportunity within this area. Follow-up ground reconnaissance and soil geochemical results including low levels of gold have confirmed the presence of an epithermal-style gold system in the prospect area. Lower plate carbonate rocks may barely be exposed near the center of the prospect area. The discovery opportunity is for one or more multimillion ounce Carlin or Cortez Hills type gold deposits.
Three drill sites have been permitted for drilling. This area has never previously been drilled. The target depth is unknown and drilling should be prepared to go to depths of perhaps more than 2000 feet. Mud-rotary drilling is recommended for a first pass “look” into the target zone. An NOI was approved for the drilling in May of 2005.

Gold Bar North Project, Battle Mtn – Eureka Trend, Eureka County, Nevada
The Gold Bar North prospect is comprised of 19 claims (380 acres) that were staked in 2002 to cover a very specific target of prospective, uplifted lower plate carbonate and the flank of a gravity high that coincides with the northwest continuation of the Gold Bar feeder fault structural zone. Early in 2005, the company and Placer Dome conducted a mutually beneficial gravity survey of the broader prospect area. The independent geophysicist who evaluated the gravity data recommended a total of eight drill holes to test multiple target opportunities; six of these holes he located within the company controlled claims. The target opportunity is for multimillion ounce Carlin or Cortez Hills-type gold deposits in unexposed permissive carbonate host units.
Four sites have been permitted for drilling. Two holes were drilled from one of these four sites in January and February of this year. The target depths are unknown, but a first pass program of 800 foot holes should provide either target tests or an indication of what will be required in a follow-up drill program. It is believed that lower-plate limestone was encountered in at least one of these holes. Weak epithermal-style alteration and associated geochemistry was also intersected. The target area remains wide open with the other three sites spread over a structural strike length of about 2 kilometers.
Big Antelope Springs Project, southern Rabbit Creek Trend, Lander County, Nevada
The Big Antelope Springs prospect is comprised of 24 claims (480 acres) covering a Lone Tree type discovery opportunity. The surface is comprised of 3 small, widely-spaced, low-lying knobs of altered Havallah limestone, silty limestone, and possible Battle Conglomerate. Phelps Dodge drilled 6 wide-spaced holes into the prospect area. One hole is reported to include a 5 ft intercept of 0.17 opt (5.8g/t), in addition, thick intervals of trace amounts of gold with strong arsenic, antimony, and mercury geochemistry were also intersected. A gravity high and coinciding IP anomaly falls within the company claim group. The opportunity is for one or more structurally controlled Lone Tree-type gold deposit in the 1 to 5 million ounce category.
Drilling is warranted. Target depths are uncertain. Prospective Antler rocks may be present at an undefined, but reasonable depth. Initial drilling to 800 feet may be by reverse circulation methods to provide a further test of system encountered in the Phelps Dodge holes. A six hole program is recommend. An NOI has not yet been submitted.
Kent Springs Project, Rabbit Creek Trend, Pershing County, Nevada
The Kent Springs prospect consists of 10 claims (200 acres) strategically located to cover a small knob of exposed alteration with a weak epithermal signature. The sense of this prospect is that something of interest appears to be in relative proximity to the knob, or at depth. It is proposed to conduct an aggressive regional reconnaissance and gravity search program in the area.
Qualified Person
David C. Mathewson, Vice President for Tone Resources Limited, is the qualified person conducting the exploration and reporting results for the company. Mr. Mathewson has 35 years of exploration experience including 25 years of gold exploration in Nevada. While with Newmont, Mr. Mathewson was directly responsible for the discoveries of the Northwest Rain, Tess, Saddle, and Emigrant South gold deposits; and from 1994 to 2001 he was Regional Manager in charge of Newmont’s Great Basin and Carlin Trend exploration programs.

Alliance with Teck Cominco
On March 9, 2004 the Company entered into an agreement with Teck Cominco American Incorporated (Teck Cominco) which included a private placement of 1,000,000 units at $0.50 per unit, each unit comprised of one common share and one warrant exercisable at $0.75 for a period of two years. Under the agreement Teck Cominco has the right to earn interests of fifty-one to seventy-five per cent in a total of two projects. Teck Cominco may elect to earn these rights which may include designating properties expenditure requirements, preparation of a final feasibility report and arranging debt financing for the project. Under the terms of the Agreement Teck Cominco also has certain rights to participate in future financings undertaken by the Company.
OVERALL PERFORMANCE
When the company filed it initial public offering document in February, 2003, the company had 122 claims covering approximately 2,240 acres in Eureka County: the Roberts Creek and Kobeh properties. At April 26, 2006, the company owns substantially all interests in 410 claims plus two leased sections covering in total approximately 9,160 acres in four counties.
To February 28, 2006, the company has spent $1,300,276 acquiring and exploring its mineral properties and $2,142,491 administering to its business (net of stock based compensation costs).
Of the $3,650,656 equity capital raised, all equity has been arranged without commission, excepting the $189,877 share issue costs from the initial public offering
SELECTED ANNUAL INFORMATION
Information for the four most recently completed financial years is as follows.

	2005	2004	2003	2002

Working capital (deficiency)	$(114,930)	$349,922	$242,924	$199,038
Mineral property costs	1,124,298	905,596	449,726	102,291
Total assets	1,173,017	1,335,652	807,399	324,129
Net loss	(855,799)	(1,082,680)	(437,698)	(128,982)
Deficit	(2,505,159)	(1,649,360)	(566,680)	(128,982)
Net loss per common share	$(0.06)	$(0.09)	$(0.07)	$(0.03)
As the company is an exploration stage company it has no revenues, and has satisfied its capital requirements by successive issuances of its equity securities. No dividends have been declared, nor are any contemplated.

SUMMARY OF QUARTERLY RESULTS
The following summary information has been extracted from the company’s annual and interim financial statements issued since May, 2004.

	Feb 28	Nov 30	Aug 31	May 31	Feb 28	Nov 30	Aug 31	May 31
	2006	2005	2005	2005	2005	2004	2004	2004

Property costs
Claims acquisition and maintenance	$11,593	$12,331	$69,758	$7,831	$10,878	$83,760	$54,072	$34,686
Exploration expenditures	68,334	951	26,194	1,303	13,188	117,328	86,922	50,296
Discontinued project	—	—	(82,769)	—	—	—	—	—

	$79,927	$13,282	$13,183	$9,134	$24,066	$201,088	$140,994	$84,982

Administration costs
Discontinued project	$—	$—	$82,769	$—	$—	$—	$—	$—
Accounting and legal	74,077	30,099	32,504	26,028	27,811	8,657	147,366	48,605
Management, director and consulting fees	59,362	86,940	193,168	96,101	125,656	97,066	270,984	83,928
Advertising, promotion and travel	57,133	2,927	5,581	26,303	13,112	22,581	31,764	31,679
All other	39,084	14,960	21,705	19,705	20,502	36,550	29,190	15,150

	$229,656	$134,926	$335,727	$168,137	$187,081	$164,854	$479,304	$179,362

Stock-based compensation included in management and other fees	$44,371	$42,872	$121,525	$48,945	$71,310	$40,629	$246,307	$20,825

Significant adjustments made at August 31, 2003 through 2005, were as follows.

2005 i)	$82,769 CVN claims acquisition and maintenance costs expensed as management decided subsequent to year end not to continue with the project.

ii)	$36,811 stock based compensation was reclassified from contributed surplus to share capital related to the exercise of incentive stock options.

2004 i)	$58,750 of legal costs associated with preparation of registration statement and annual report on Form 20-F (with the United States Securities and Exchange Commission) was expensed; the amount was being expensed over twenty-four months.

ii)	$286,813 of stock-based compensation was recorded when the company adopted the CICA Handbook Section 3870 recommendations and expensed prospectively costs associated with options granted to directors and employees.

2003 i)	$74,275 of legal and accounting expense was reclassified to costs of issuing (the initial public offering) shares.

OPERATIONS
The availability of funds on hand and financings have substantially influence the levels of quarterly expenditures and the company’s ability to plan exploration activities.
Since May 31, 2005, the company has been focused almost exclusively on obtaining financings; the quarters ended August 31 and November 30, 2005, were a period without exploration expenditures due to restricted working capital. During the quarter ended February 28, 2006, $79,927 was expended/
Accounting and legal expenditures for the quarter ended February 28, 2006, were in connection with the private placements, the annual meeting, and for normal recurring accounting and legal costs.. Travel and promotion expenses continue to be incurred in connection with financing activities.
Management fees are comprised substantially as follows:

Mr. Scott Baxter	$6,500 per month	President
Mr. David Mathewson	$6,500 per month	Vice-president exploration
Mr. Joe Maire	$5,000 per month	Assistant to the president
Mr. Simon Learmoth	$3,000 per month	Assistant to the president
Mr. Baxter was also paid $1,250 monthly (office in the home) rent; his daughter was paid an hourly amount for secretarial services. Mr. Mathewson was paid a reduced amount of $3,250 per month during the period July to December, 2005, in line with the very limited exploration activities.
INVESTOR RELATIONS
Investor relations duties are performed by Mr. Scott Baxter.
LIQUIDITY AND CAPITAL RESOURCES
The company’s contractual obligations are the Red Ridge lease payments noted above; and monthly management fees also noted above. Land management fees (paid) are payable annually to maintain legal title to the company’s mineral properties.
There are no known contingent liabilities; and excepting incentive options and share purchase warrants, there are no off-balance sheet arrangements likely to affect the company’s financial position.
At March 31, 2006, the Company had working capital roughly estimated to be in excess of one million dollars. Liquidity is not currently an urgent issue. Management is currently studying the effects of the takeover bid proposal before embarking upon further exploration initiatives.
RISKS AND UNCERTAINTIES
The success of the company is dependent upon the performance of its directors and officers. The loss of the services of certain key persons would adversely affect the future business of the company.
The ability of the company to advance its projects is substantially dependent upon the company’s success at obtaining financings.

Raising capital to fund activities has been facilitated by the relatively high price of gold; currently above USD $625 an ounce as compared with USD $325 average for the period from 1985 to 2002. The company’s future successes are highly dependent upon the price of gold.
Mining exploration inherently contains a high degree of risk. Further, this annual report contains forward-looking comments made to enhance communications; actual results may differ materially for many reasons from these forward-looking statements.
OUTSTANDING SHARE DATA
The company is authorized to issue an unlimited number of common shares.
During the quarter ended February 28, 2006, the company issued 2,958,528 common shares for total consideration of $676,754. During March, 2006, the company issued an additional 2,077,325 shares for consideration of $1,068,967. At March 31, 2006, there were issued and outstanding 18,714,427 common shares.
Changes in incentive share purchase options since August 31, 2005, are as follows:

Balance outstanding August 31, 2005	$2,673,032
Options issued November 18, 2005 At twenty cents per share	100,000
Options issued December 1, 2005 At thirty-five cents per share	50,000
Options exercised At fifty cents per share	(257,300)
At forty cents per share	(80,000)
At thirty-five cents per share	(22,500)
At thirty cents per share	(197,687)
At twenty cents per share	(10,000)

Balance outstanding March 31, 2006	$2,255,545

The following options are outstanding at March 31, 2006.

	Exercise
Number	Price	Expiry date

1,190,000	$0.50	May 16, 2008
50,000	0.50	June 9, 2008
25,000	0.50	July 21, 2008
300,000	0.50	November 14, 2008
123,813	0.30	September 2, 2009
303,232	0.50	February 1, 2010
146,000	0.40	July 26, 2010
90,000	0.20	November 18, 2010
27,500	0.35	December 1, 2010

2,255,545

The following share purchase warrants are outstanding at March 31, 2006 (each warrant entitling the holder to purchase one common share for each warrant held).

	Exercise
Number	price	Expiry Date

523,500	0.75	July 5, 2006
84,681	0.60-0.80	November 26, 2006
75,000	0.60-0.80	December 14, 2006
2,545,000	0.25	December 19, 2007
730,000	0.25	March 3, 2008

3,958,181

At April 26, 2006, 771,000 common shares were held in escrow by the company’s transfer agent to be released May 16, 2006.
DISCLOSURE PROCEDURES AND CONTROLS
As required by MI 52-109, management hereby advises that it believes that there have not been any material changes in internal controls over financial reporting that have occurred during the period from September 1, 2005, to April 26, 2006.
DIRECTORS AND OFFICERS

Scott D. Baxter	President and Director
Guilford H. Brett	Director
Ken L. H. Embree	Corporate Secretary
Daniel F. Huber	Chief Financial Officer and Director
David C. Mathewson	Vice-President (Exploration) and Director
Sam Storey	Director
Robert McEwen	Director